CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Exhibit 10.96

Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.

Execution Version

VENTURE GLOBAL LNG, INC.

AND EACH OF THE GUARANTORS PARTY HERETO FROM TIME TO TIME

7.00% SENIOR SECURED NOTES DUE 2030

INDENTURE

Dated as of July 24, 2024

The Bank of New York Mellon Trust Company, N.A.,

as Trustee and Collateral Agent

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

TABLE OF CONTENTS

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

i

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

ARTICLE 4

COVENANTS

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

ARTICLE 7

TRUSTEE

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

ARTICLE 11

SATISFACTION AND DISCHARGE

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

EXHIBITS

Exhibit A	FORM OF NOTE DUE 2030
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE
Exhibit F	FORM OF JUNIOR LIEN INTERCREDITOR AGREEMENT

v

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

INDENTURE dated as of July 24, 2024 among Venture Global LNG, Inc., a Delaware corporation, the guarantors party hereto from time to time and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee and Collateral Agent.

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation of an issue of $1,500,000,000 aggregate principal amount of the Issuer’s 7.00% Senior Secured Notes due 2030 (the “Initial Notes”).

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture (as defined herein).

NOW, THEREFORE, the Issuer, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein).

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Acquired Debt” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with or in contemplation of such Person becoming a Restricted Subsidiary of the Issuer or such acquisition, or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Issuer or any Restricted Subsidiary. Acquired Debt will be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01, Section 2.02, Section 4.09 and Section 4.12 hereof.

“Additional Agent” means the administrative agent and/or trustee (as applicable) or any other similar agent, representative or Person under any First Lien Financing Document, in each case, together with its successors and permitted assigns in such capacity.

“Additional First Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures that are secured equally and ratably with the Notes by the Collateral and whose Senior Class Debt Representative has become a party to an Applicable Intercreditor Agreement in accordance therewith, in each case, as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time; provided that this Indenture shall not constitute an Additional First Lien Debt Facility at any time.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Additional First Lien Documents” means, with respect to any series of Additional First Lien Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, and each other agreement entered into for the purpose of securing any series of Additional First Lien Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Additional First Lien Obligations” means, with respect to any Additional First Lien Debt Facility and including, for the avoidance of doubt, the Existing Notes Obligations, (a) all principal of and interest (including, without limitation, any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer or any Guarantor, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to such Additional First Lien Debt Facility, (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any renewals or extensions of the foregoing.

“Additional First Lien Secured Parties” means, with respect to any series of Additional First Lien Obligations, the holders of such Additional First Lien Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional First Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Issuer or any Guarantor under any related Additional First Lien Documents.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means the Collateral Agent, any Registrar, co-registrar, Paying Agent or additional paying agent in respect of the Notes.

“Applicable Intercreditor Agreement” means, as the context may require, the First Lien Intercreditor Agreement and/or the Junior Lien Intercreditor Agreement, or any Market Intercreditor Agreement or another intercreditor agreement (which may, if applicable consist of a collateral proceeds “waterfall”).

“applicable law” means, except as the context may otherwise require, all applicable laws (including common law), rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority.

“Applicable Procedures” means, with respect to any transfer or exchange of or for, redemption of, or notice with respect to beneficial interests in any Global Note or the redemption or repurchase of any Global Note, the rules and procedures of DTC and/or the Depositary that apply to such transfer, exchange, redemption or repurchase.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Applicable Redemption Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; and

(2) the excess of:

(A) the present value at such redemption date of (x) the redemption price of such Note at January 15, 2027 (such redemption price being set forth in Section 3.07(c)), plus (y) all required remaining scheduled interest payments due on such Note through January 15, 2027, excluding accrued but unpaid interest to, but excluding, the redemption date and computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(B) the outstanding principal amount of the Note,

as calculated by the Issuer or an agent appointed by the Issuer. For the avoidance of doubt, calculations of the Applicable Redemption Premium shall not be a duty or obligation of the Trustee, the Collateral Agent, the Registrar or any Paying Agent or any other Agent.

“Asset Sale” means:

(1) the sale, lease, transfer, conveyance or other disposition of any assets by the Issuer or any of its Restricted Subsidiaries (including by way of a Sale and Leaseback Transaction) outside of the ordinary course of business; provided, however, that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or Section 5.01 and not by Section 4.10; and

(2) the issuance of Equity Interests by any Restricted Subsidiary or the sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests in any of the Restricted Subsidiaries (in each case, other than directors’ qualifying shares).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than the greater of (A) $150 million and (B) 4.5% of Distributable Cash for the applicable Test Period;

(2) a transfer of assets or Equity Interests between or among the Issuer and any Restricted Subsidiary, except to the extent such assets or Equity Interests constitutes or would constitute Collateral unless such assets or Equity Interests would continue to constitute Collateral following such transfer or would constitute Excluded Capital Stock following such transfer;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to a Restricted Subsidiary;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(4) the sale, lease or other transfer of accounts receivable, inventory or other assets in the ordinary course of business, and any sale or other disposition of damaged, worn-out, surplus or obsolete assets or assets that are no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries or economically practicable or commercially reasonable to maintain, in each case whether now owned or hereafter acquired, in each case in in the good faith determination of the Issuer;

(5) the sale, conveyance or other disposition for value of environmental attributes or energy, fuel, water or emission credits or similar rights or contracts for any of the foregoing by the Issuer or any of its Restricted Subsidiaries;

(6) licenses and sublicenses by the Issuer or any of its Restricted Subsidiaries;

(7) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims;

(8) the granting and enforcement and exercise of a Lien not prohibited by Section 4.12, and any sale, transfer or other disposition in connection therewith or deemed reasonably necessary or desirable by the Issuer in good faith for the consummation thereof;

(9) any Restricted Payment not prohibited by Section 4.07 or the proceeds of which are substantially contemporaneously used to fund a Permitted Investment or the making of a Restricted Payment not prohibited by Section 4.07, or any Permitted Investment;

(10) the sale or other disposition of cash or Cash Equivalents;

(11) the disposition of receivables in connection with the compromise, settlement or collection thereof in bankruptcy or similar proceedings;

(12) the foreclosure, condemnation, expropriation, forced dispositions, eminent domain or any similar action with respect to any property or other assets, transfers of any property that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement or upon receipt of the net proceeds of such casualty event, or a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(13) the disposition of assets to a person who is providing services (the provision of which has been or is to be outsourced by the Issuer or any Subsidiary to such person) related to such assets;

(14) the lease (including Sale and Leaseback Transactions and inverted lease transactions), as lessor or sublessor, or license (other than any long-term exclusive license), as licensor or sublicensor, of real or personal property or intellectual property that does not materially interfere with the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(15) Sale and Leaseback Transactions, as lessee or sublessee, and other dispositions by a Non-Recourse Subsidiary in connection with Non-Recourse Financing incurred by such Non-Recourse Subsidiary;

(16) the cancellation of intercompany Indebtedness with the Issuer or any of its Restricted Subsidiaries permitted under this Indenture;

(17) swaps of assets for other similar assets or assets whose value is reasonably equivalent or greater in terms of type, value and quality, than the assets being swapped, as determined in good faith by the Issuer;

(18) the unwinding or termination of Hedging Obligations;

(19) the issuance, sale or other disposition of Equity Interests in (i) Joint Ventures or (ii) Subsidiaries, substantially all of which Subsidiaries’ or Joint Ventures’ assets are assets that, if disposed of separately, would not constitute an Asset Sale, in a single transaction or series of related transactions;

(20) dispositions of investments in Joint Ventures to the extent required by, or made pursuant to buy/sell and/or put/call arrangements between the Joint Venture parties set forth in, Joint Venture agreements and similar binding arrangements;

(21) the issuance of Equity Interests by the Issuer or a Restricted Subsidiary to the holders of its Equity Interests in accordance with the charter, partnership agreement, limited liability company agreement or other governing documents of such Person;

(22) the issuance, sale or other disposition of Equity Interests or other assets of a Non-Recourse Subsidiary; provided that any Net Proceeds of such disposition are (A) applied to Project Costs of the Project to which such Non-Recourse Subsidiary relates or to repay a Non-Recourse Financing of such Project or (B) applied in accordance with Section 4.10(b)(1);

(23) any sale, lease, conveyance or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(24) dispositions of improvements made to leased real property to landlords pursuant to customary terms of leases entered into in the ordinary course of business;

(25) the lapse or abandonment of intellectual property rights (including any registrations or applications therefor) in the ordinary course of business or consistent with industry practice, which in the reasonable good faith determination of the Issuer, are not material to the conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

(26) any sale, transfer or other disposition to effect the formation of any Subsidiary that is a Delaware Divided LLC; provided that upon formation of such Delaware Divided LLC, such Delaware Divided LLC shall be a Restricted Subsidiary;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(27) any sale, transfer or other disposition in connection with, and deemed reasonably necessary or desirable by the Issuer in good faith for the consummation of, any IPO Reorganization Transactions or any Tax Restructuring;

(28) Permitted Intercompany Activities and related transactions;

(29) any Equity Financing Transaction;

(30) ECR Transactions; and

(31) (A) dispositions or discounts without recourse of accounts receivable, notes receivable, rights to payment, other current assets or participations therein, or (B) dispositions of assets in connection with any Permitted Receivables Financing Assets pursuant to any Permitted Receivables Financing (including Equity Interests in any Subsidiary all of substantially all of the assets of which are Permitted Receivables Financing Assets).

In the event that a transaction (or a portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Asset Sale Prepayment Percentage” means 100%; provided that if, at the time of receipt by the Issuer or the relevant Restricted Subsidiary of the Net Proceeds from any Asset Sale (or at any time during the applicable reinvestment period described herein), on a pro forma basis after giving effect to the applicable Asset Sale and the application of the Net Proceeds therefrom, (i) the Holdco Debt Ratio is less than or equal to 0.95 to 1.00 and greater than 0.70 to 1.00, such percentage shall instead be 50% or (ii) the Holdco Debt Ratio is less than or equal to 0.70 to 1.00, such percentage shall instead be 0%.

“Bank Product Obligations” means all obligations and liabilities of any kind, nature or character (whether direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, due or to become due that are in existence on the Issue Date or thereafter incurred) of the Issuer or any Restricted Subsidiary, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, commercial credit card, purchasing card, merchant card, cash management or automated clearing house transfers of funds services or any related services, including all renewals, extensions and modifications thereof and all costs, attorneys’ fees and expenses incurred by a holder of Bank Product Obligations in connection with the collection or enforcement thereof.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation (including any committee thereof duly authorized to act on behalf of such board);

(2) with respect to a partnership having only one general partner, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members or other governing body thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or a place of payment under this Indenture are authorized or required by law to close.

“Capital Stock” means:

(1) in the case of a corporation or company, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Captive Insurance Subsidiary” means (a) any Subsidiary of the Issuer operating for the purpose of (i) insuring the businesses, operations or properties owned or operated by any Parent Entity, the Issuer or any of its Subsidiaries, including their future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members), and related benefits and/or (ii) conducting any activities or business incidental thereto (it being understood and agreed that activities which are relevant or appropriate to qualify as an insurance company for U.S. federal or state tax purposes shall be considered “activities or business incidental thereto”) or (b) any Subsidiary of any such insurance subsidiary operating for the same purpose described in clause (a) above.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

“Change of Control” means the occurrence of any of the following:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” of related persons (as such terms are used in Section 13(d)(3) of the Exchange Act) other than any of the Permitted Holders, becomes the beneficial owner (as such term is defined in Rules 13d- 3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Issuer (or its successors by merger, consolidation or purchase of all or substantially all of its assets); or

(2) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than any of the Permitted Holders;

provided, however, that a transaction in which the Issuer becomes a Subsidiary of another Person (other than any of the Permitted Holders) shall not constitute a Change of Control if (a) the shareholders of the Issuer immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of the Issuer immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person) and/or any of the Permitted Holders, Beneficially Owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Issuer; provided further, (i) a Person or group shall not be deemed to Beneficially

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Own Voting Stock subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of Voting Stock in connection with the transactions contemplated by such agreement, (ii) the phrase “person” or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (A) any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (B) any underwriter in connection with an IPO, and (iii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Issuer or the IPO Entity Beneficially Owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being Beneficially Owned by such “group” or any other member of such group for purposes of determining whether a Change of Control has occurred.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.

“Collateral” means, unless released in accordance with the terms of this Indenture or the Collateral Agency Agreement and subject to the occurrence of any Reversion Date, all assets and properties subject to Liens created pursuant to the Security Documents to secure the Note Obligations and the other First Lien Obligations (other than any Excluded Asset); provided that, with respect to any cash or cash equivalents (i) collateralizing letters of credit obligations under, or (ii) deposited in a debt service reserve account relating to, in each case, one series of First Lien Obligations, such collateral shall only be for the benefit of the particular First Lien Secured Parties who issued or have participation interests in such letters of credit or such First Lien Obligations.

“Collateral Agency Agreement” means the Collateral Agency Agreement dated as of May 26, 2023 among the Issuer, each other Grantor (as defined and referred to therein), the trustee for the Existing Notes, each other Senior Class Debt Representative from time to time party thereto and the Collateral Agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Collateral Agent” has the meaning ascribed to such term in the Collateral Agency Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or any obligation under any contract, agreement, instrument or other written undertaking to which such Person is a party or by which it or any of its property is bound.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Controlled Investment Affiliate” means, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other companies.

“Corporate Trust Office of the Trustee” means the address of the Trustee at 601 Travis Street, 16th floor, Houston, TX 770021 or such other address as to which the Trustee may give notice to the Issuer.

“Credit Facilities” means one or more debt facilities, credit agreements, commercial paper facilities, note purchase agreements, indentures, or other agreements, in each case with banks, lenders, purchasers, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or interests in receivables to such lenders or other Persons or to special purpose entities formed to borrow from such lenders or other Persons against such receivables or sell such receivables or interests in receivables), or letters of credit, notes, earn-out obligations constituting Indebtedness or other borrowings or other extensions of credit, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender group of lenders, counterparties or otherwise.

“Cumulative Distributable Cash” means, with respect to any date of determination, the cumulative Distributable Cash for the period (taken as one accounting period) from, and including, the first day of the fiscal quarter in which the Reference Date occurs, to, and including, the end of the most recently ended fiscal quarter of the Issuer for which internal financial statements are available as of such date of determination.

“Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof, issued in accordance with Section 2.06, substantially in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Delaware Divided LLC” means any Delaware LLC formed upon the consummation of a Delaware LLC Division.

[1]	NTD: Trustee to confirm address.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Derivative Instruments” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, any Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in exchange for consideration in the form of Cash Equivalents in compliance with Section 4.10.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any Parent Entity (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are excluded from any calculation of Incremental Funds.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable or exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition matures or is mandatorily redeemable (other than solely for Capital Stock of such Person or any Parent Entity thereof that would not otherwise constitute Disqualified Stock, and for cash in lieu of fractional shares of Capital Stock and other than solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely for Capital Stock of such Person or as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

provided, however, that if such Capital Stock is issued to any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members), of the Issuer, any of its Subsidiaries, any Parent Entity or any other entity in which the Issuer or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Issuer (or the compensation committee thereof) or any other plan for the benefit of current, former or future employees (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or its Subsidiaries or by any such plan to such employees (or their respective Controlled Investment Affiliates or Immediate Family Members), such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Distributable Cash” means, for any period, the aggregate amount of net cash provided by (used in) operating activities of the Issuer and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, adjusted as follows (in each case, without duplication):

(a)	decreased by the aggregate amount of net cash provided by (used in) operating activities of any Unrestricted Subsidiaries of the Issuer for such period; and

(b)	increased by the sum of the following:

(i)

the aggregate amount of any scheduled cash interest payments and any other debt service payments with respect to any Indebtedness of the Issuer and its Restricted Subsidiaries, solely to the extent such payments are actually made during such period using net cash provided by financing activities of the Issuer and its Restricted Subsidiaries for such period; plus

(ii)

the aggregate amount of any Test Revenue to the extent included in net cash provided by (used in) investing activities of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; plus

(iii)

the aggregate amount of dividends, distributions or return on investment actually received by the Issuer or any of its Restricted Subsidiaries during such period in the form of cash or Cash Equivalents from any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary, Joint Venture or investment recorded in such Person under the equity method of accounting); plus

(iv)	solely to the extent Distributable Cash is used to determine the Fixed Charge Coverage Ratio, the aggregate amount of any operating expenses incurred by the Issuer during such period; and

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(c)	decreased by the sum of the following:

(i)

the aggregate amount of any scheduled cash interest payments, amortization payments and any other debt service payments and repayments with respect to any Non-Recourse Financing of any Non-Recourse Subsidiary, solely to the extent such payments are actually made during such period using net cash provided by operating activities of the Issuer and its Restricted Subsidiaries for such period; plus

(ii)

the aggregate amount of any cash distributions or cash repurchase amounts actually paid during such period to any Person (other than the Issuer and its Restricted Subsidiaries) with respect to any Disqualified Stock or Preferred Equity issued by, or non-controlling interest in, any Non-Recourse Subsidiary, solely to the extent such distributions or repurchases are actually made during such period using net cash provided by operating activities of the Issuer and its Restricted Subsidiaries for such period; plus

(iii)

the aggregate amount of any mandatory payments actually made during such period with respect to any ECR Transaction, solely to the extent such payments are actually made during such period using net cash provided by operating activities of the Issuer and its Restricted Subsidiaries for such period; plus

(iv)

the aggregate amount of any Investments actually made by the Issuer or any of its Restricted Subsidiaries during such period in the form of cash or Cash Equivalents in any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary, Joint Venture or Investment recorded in such Person under the equity method of accounting), solely to the extent such Investments are actually made during such period using net cash provided by operating activities of the Issuer and its Restricted Subsidiaries for such period; and

(d)

decreased by deposits into (or increased by withdrawals from) any restricted cash accounts during such period that are required pursuant to any Non-Recourse Financing of any Non-Recourse Subsidiary (including fully funding any contingency requirements, reserving for remaining construction costs and fulfilling any debt service reserve account obligations), solely to the extent that such deposits (or withdrawals) decrease (or increase) net cash provided by (used in) operating activities of the Issuer and its Restricted Subsidiaries for such period.

“Early Cargo Revenues” means, with respect to any group of Project Companies for an applicable Project, the total cash permitted to be distributed by such group of Project Companies to the Issuer prior to the applicable commercial operation date under the Non-Recourse Financing for the applicable Project.

“ECR Transaction” means any transaction involving the use of Early Cargo Revenues (and no other funds of a Recourse Person) to provide credit support (contingent or otherwise), equitize or otherwise finance any Project Company in connection with a Non-Recourse Financing or Equity Financing Transaction; provided that, no Person that benefits from such ECR Transaction shall have recourse to any Recourse Person other than rights to Early Cargo Revenues actually received by any Recourse Person and (for the avoidance of doubt) shall not be entitled to any Lien on the assets of any Recourse Person.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Electronic Means” means any of the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Equity Financing Transaction” means any bona fide equity issuance or equity financing transaction or series of related transactions by any Non-Recourse Subsidiary (including, for the avoidance of doubt, any issuance or series of related issuances of Disqualified Stock, Preferred Equity or other Equity Interests by any Non-Recourse Subsidiary) (a) the proceeds of which are used for the financing (or refinancing) of all or any portion of any Project to which such Non- Recourse Subsidiary relates, all or any portion of any other Project Costs relating to any such Project, and/or any activities reasonably related or ancillary thereto or necessary, appropriate or desirable in connection therewith, in each case as determined by the Issuer in good faith; provided that, to the extent such Disqualified Stock, Preferred Equity of other Equity Interests are issued by a Non-Recourse Subsidiary that is an obligor under any Non-Recourse Financing relating to the applicable Project, the proceeds of the issuance of such Disqualified Stock, Preferred Equity of other Equity Interests may be used for the purpose of, or in connection with, any financing (or refinancing) of all or any portion of any one or more other Projects, all or any portion of any Project Costs relating to any such one or more other Projects, and/or any activities reasonably related or ancillary thereto or necessary, appropriate or desirable in connection therewith, in each case as determined by the Issuer in good faith, so long as such use of proceeds is permitted under the terms of each Non-Recourse Financing that is then outstanding to which such Non-Recourse Subsidiary is a party (and not pursuant to an amendment or waiver of any such Non-Recourse Financing in contemplation thereof); and (b) such transaction or series of related transactions does not result in such Non-Recourse Subsidiary no longer constituting a “Restricted Subsidiary” for purposes of this Indenture immediately after giving effect thereto.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offerings” means any public or private sale after the Issue Date of Capital Stock of the Issuer or any Parent Entity (including an IPO), the proceeds of which have been contributed to the Issuer as common equity, other than (i) public offerings with respect to the Issuer’s common stock registered on Form S-4 or Form S-8; and (ii) issuances to the Issuer or any Subsidiary of the Issuer.

“Euroclear” means Euroclear Bank, S.A./N.V.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Excluded Assets” means (a) any asset (including any general intangibles and any contract, instrument, lease, license, permit, agreement or other document, or any property or other right subject thereto (including pursuant to a purchase money security interest, capital lease or similar arrangement or, in the case of after-acquired property, pre-existing secured Indebtedness not incurred in anticipation of the acquisition by the Issuer or any Guarantor of such property)) the grant or perfection of a security interest in which would (i) constitute a violation of a restriction in favor of a third party (other than the Issuer, any Guarantor or any Subsidiary thereof) or result in the abandonment, invalidation or unenforceability of any right or assets of the Issuer or the relevant Guarantor, as applicable, (ii) result in a breach, termination (or a right of termination) or default under any such contract, instrument, lease, license, permit, agreement or other document (including pursuant to any “change of control” or similar provision) (there being no requirement pursuant to any Note Document to obtain any consent in respect thereof from any Person that is not also the Issuer, a Guarantor or any Subsidiary thereof) or (iii) permit any Person (other than the Issuer, any Guarantor or any Subsidiary thereof) to amend any rights, benefits and/or obligations of the Issuer or the relevant Guarantor, as applicable, in respect of such relevant asset or permit such Person to require the Issuer, any Guarantor or any Subsidiary thereof to take any action materially adverse to the interests of such Subsidiary, the Issuer or Guarantor; provided, however, that any such asset will only constitute an Excluded Asset under clause (i) or clause (ii) above to the extent such violation or breach, termination (or right of termination) or default would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable requirement of law; provided, further, that any such asset shall cease to constitute an Excluded Asset at such time as the condition causing such violation, breach, termination (or right of termination) or default or right to amend or require other actions no longer exists and to the extent severable, the security interest granted under the applicable Security Document shall attach immediately to any portion of such general intangible or other right that does not result in any of the consequences specified in clauses (i) through (iii) above, (b) Excluded Capital Stock, (c) any intent-to-use (or similar) trademark application prior to the filing of a “Statement of Use,” “Amendment to Allege Use” or similar filing with respect thereto, only to the extent, if any, that, and solely during the period, in which, if any, the grant of a security interest therein may impair the validity or enforceability, or result in the voiding of, such intent-to-use trademark application or any registration issuing therefrom under applicable law, (d) any asset or property (including Capital Stock), the grant or perfection of a security interest in which would (A) require any governmental or regulatory consent, approval, license or authorization (there being no requirement under any Note Document to obtain the consent of any Governmental Authority or other Person (other than the Issuer, any Guarantor or any Subsidiary thereof), including, without limitation, no requirement to comply with the Federal Assignment of Claims Act or any similar statute), unless such consent, approval, license or authorization has been obtained, (B) be prohibited or restricted by applicable requirements of law (including enforceable anti-assignment provisions of applicable requirements of law), except, in the case of the foregoing clause (A) and this clause (B), to the extent such prohibition would be rendered ineffective under applicable anti-assignment provisions of the UCC of any relevant jurisdiction notwithstanding such prohibition, (C) trigger termination of any contract pursuant to a “change of control” or similar provision and is binding on such asset on the Issue Date or at the time of its acquisition and not incurred in contemplation thereof; it being understood that “Excluded Assets” shall not include proceeds or receivables arising out of any contract described in this clause (d) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable law notwithstanding the relevant provision or (D) result in material adverse tax consequences to the Issuer, any Guarantor or any

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Subsidiary thereof, as determined by the Issuer in good faith, (e) (i) except to the extent a security interest therein can be perfected by the filing of a UCC financing statement, any leasehold interest and (ii) any real property or real property interest, (f) any margin stock, (g) any governmental or regulatory license or state or local franchise, charter, consent, permit or authorization to the extent the granting of a security interest therein is prohibited or restricted thereby or by applicable requirements of law, other than the proceeds thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition; provided, however, that any such asset will only constitute an Excluded Asset under this clause (g) to the extent such prohibition or restriction would not be rendered ineffective pursuant to applicable anti-assignment provisions of the UCC of any relevant jurisdiction, (h) any letter of credit right (other than to the extent a security interest in such letter of credit right can be perfected by filing an “all-assets” UCC financing statement) and all commercial tort claims, (i) any cash or Cash Equivalents (other than cash and Cash Equivalent representing identifiable proceeds of other Collateral, a security interest in which can be perfected through the filing of an “all-assets” UCC financing statement), (j) any deposit account or commodity or securities account (excluding any securities entitlements and any related assets to the extent a security interest therein can be perfected through the filing of an “all assets” UCC financing statement; it being understood that this exception does not apply to cash or Cash Equivalents other than cash and Cash Equivalents representing identifiable proceeds of other Collateral), (k) any motor vehicle, airplane or other asset subject to a certificate of title (other than to the extent a security interest therein can be perfected by filing an “all assets” UCC financing statement and without the requirement to list any VIN, serial or similar number), (l) any asset with respect to which the Collateral Agent and the Issuer or the relevant Guarantor, as applicable, have reasonably determined that the cost, burden, difficulty or consequence (including any effect on the ability of the Issuer or the relevant Guarantor, as applicable, to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Notes Parties afforded thereby and (m) except for the Issuer, all assets and property of any other Person other than Pledged Equity and the proceeds thereof.

“Excluded Capital Stock” means the Capital Stock of any Subsidiary of the Issuer that is (i) not a Wholly-Owned Subsidiary directly owned by the Issuer or any Guarantor, (ii) an Immaterial Subsidiary or (iii) an Unrestricted Subsidiary.

“Existing 2028 Notes” means the aggregate principal amount of the Issuer’s 8.125% Senior Secured Notes due 2028 outstanding on the Issue Date.

“Existing 2029 Notes” means the aggregate principal amount of the Issuer’s 9.500% Senior Secured Notes due 2029 outstanding on the Issue Date.

“Existing 2031 Notes” means the aggregate principal amount of the Issuer’s 8.375% Senior Secured Notes due 2031 outstanding on the Issue Date.

“Existing 2032 Notes” means the aggregate principal amount of the Issuer’s 9.875% Senior Secured Notes due 2032 outstanding on the Issue Date.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Existing Indebtedness” means any Indebtedness, Disqualified Stock and Preferred Stock of the Issuer and its Restricted Subsidiaries (other than the Notes, the Guarantees and Indebtedness that constitutes Non-Recourse Financing that is incurred by a Non-Recourse Subsidiary) outstanding on the Issue Date.

“Existing Indentures” means (i) the Existing May 2023 Indenture and (ii) the Existing October 2023 Indenture.

“Existing May 2023 Indenture” means the indenture, dated as of May 26, 2023, among the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, and the guarantors from time to time party thereto, governing the Existing 2028 Notes and the Existing 2031 Notes, as amended, supplemented or modified from time to time.

“Existing Notes” means the Existing 2028 Notes, the Existing 2029 Notes, the Existing 2031 Notes and the Existing 2032 Notes.

“Existing Notes Documents” means the Existing Indentures (including any guarantees), the Existing Notes and the Security Documents.

“Existing Notes Obligations” means all obligations of the Issuer and the guarantors under the Existing Indentures (including any guarantees), the Existing Notes and the Security Documents.

“Existing Notes Parties” means, collectively, the trustee for the holders of the Existing Notes, the collateral agent, each other agent, and the holders of the Existing Notes, in each case, under the Existing Indentures.

“Existing October 2023 Indenture” means the indenture, dated as of October 24, 2023, among the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, and the guarantors from time to time party thereto, governing the Existing 2029 Notes and the Existing 2032 Notes, as amended, supplemented or modified from time to time.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress of either party, as determined by the Issuer in good faith.

“Finance Lease Obligations” means an obligation that is required to be classified and accounted for as a finance lease for financial reporting purposes on the basis of GAAP. The amount of such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP.

“First Lien Financing Document” means (i) the Notes Documents, (ii) the Existing Notes Documents and (iii) each Additional First Lien Document.

“First Lien Intercreditor Agreement” means the first lien intercreditor agreement, dated as of September 28, 2023, among the trustee for the holders of the Existing Notes, the Collateral Agent and the senior class debt representatives from time to time party thereto, and acknowledged by the Company and the other grantors from time to time party thereto, as amended, supplemented or modified from time to time.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“First Lien Obligations” means (i) the Note Obligations, (ii) the Existing Notes Obligations and (iii) any Additional First Lien Obligations.

“First Lien Secured Parties” means (i) the Collateral Agent, (ii) the Notes Parties, (iii) the Existing Notes Parties and (iv) the Additional First Lien Secured Parties with respect to each series of Additional First Lien Obligations.

“Fixed Charge Coverage Ratio” means as of any date of determination, the ratio of: (x) the aggregate amount of Distributable Cash for the applicable Test Period plus the aggregate amount of Fixed Charges for the applicable Test Period to (y) the aggregate amount of the Fixed Charges for the applicable Test Period. In the event that the Issuer or any Restricted Subsidiary (other than any Non-Recourse Subsidiary) incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, defeasance, discharge, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Equity, as if the same had occurred at the beginning of the applicable four-quarter period.

In addition, for purposes of making the computation referred to above,

(1) Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Subsidiaries during the Test Period or subsequent to such Test Period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in Distributable Cash resulting therefrom) had occurred on the first day of the Test Period;

(2) if since the beginning of the Test Period, any Person that subsequently became a Subsidiary or was merged with or into the Issuer or any of its Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable Test Period;

(3) any Person that is a Restricted Subsidiary or a Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary or a Subsidiary, as applicable, at all times during the applicable Test Period, and any Person that is not a Restricted Subsidiary or a Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary or a Subsidiary, as applicable, at any time during the Test Period;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(4) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness);

(5) interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP; and

(6) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating thereto and the amount of Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by the Issuer (and may include, for the avoidance of doubt, cost savings, operating expense reductions and synergies resulting from such Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation, operational change, business expansion or other transaction which is being given pro forma effect).

“Fixed Charges” means, for any period, without duplication, the sum of:

(1) consolidated interest expense of the Issuer and its Restricted Subsidiaries (other than Non-Recourse Subsidiaries) for such period including, with respect to the Issuer and its Restricted Subsidiaries (other than Non-Recourse Subsidiaries) (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bank guarantees or bankers acceptances, (c) the interest component of Finance Lease Obligations, and (d) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, but excluding (i) annual agency fees paid to the administrative agents and collateral agents under any credit facilities, (ii) costs associated with obtaining Hedging Obligations and breakage costs in respect of Hedging Obligations related to interest rates, (iii) penalties and interest relating to taxes, (iv) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (v) any expensing of bridge, commitment and other financing fees and any other fees related to any acquisitions, (vi) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing, (vii) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty, (viii) any interest expense attributable to obligations of the Issuer and its Restricted Subsidiaries (other than Non-Recourse Subsidiaries) that are classified as “capital lease obligations” under GAAP due to the consolidation of variable interest entities and (ix) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations ; plus

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(2) cash dividends on any Disqualified Stock or Preferred Equity of the Issuer or any Restricted Subsidiary (other than Non-Recourse Subsidiaries), provided that any Disqualified Stock of the Issuer or any Restricted Subsidiary (other than Non-Recourse Subsidiaries) and any Preferred Equity of any Restricted Subsidiary (other than Non-Recourse Subsidiaries) is incurred in accordance with Section 4.09, plus

(3) consolidated capitalized interest of the Issuer and its Restricted Subsidiaries (other than Non-Recourse Subsidiaries) for such period, whether paid or accrued.

For purposes of this definition, interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time; provided, that if any such accounting principle changes after the Issue Date, the Issuer may, at its option, elect to employ such accounting principle or (2) if elected by the Issuer by written notice to the Trustee in any accounting principles that are recognized as being generally accepted as set forth above which are in effect from time to time, in each case as in effect on the first date of the period for which the Issuer makes such an election and thereafter as in effect from time to time; provided that in each case any such election, once made, shall be irrevocable. Notwithstanding any other provision contained in this Indenture, the amount of any Indebtedness under GAAP with respect to Finance Lease Obligations shall be determined in accordance with the definition of “Finance Lease Obligations.”

“Global Note Legend” means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes, the Unrestricted Global Notes and any Additional Notes issued as a Global Note, substantially in the form attached as Exhibit A, deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in accordance with Section 2.01 and Section 2.06.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, of all or any part of any Indebtedness (whether arising by agreements to keep-well, to take or pay or to maintain financial statement conditions, pledges of assets or otherwise).

“Guarantee” means any guarantee of the Issuer’s obligations under this Indenture and the Notes by any Restricted Subsidiary in accordance with the provisions of this Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.

“Guarantors” means any Restricted Subsidiary that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, purchase and sale agreements for renewable energy credits, fuel purchase and sale agreements, swaps, options and other agreements entered into for hedging purposes, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

“Holdco Total Debt” means, as of any date, the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries (other than Non-Recourse Subsidiaries) on a consolidated basis consisting of Indebtedness for borrowed money, Finance Lease Obligations, purchase money obligations and debt obligations evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit (but excluding any Non-Recourse Financing and Permitted Receivables Financings), plus (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and Disqualified Stock and Preferred Stock of its Restricted Subsidiaries (other than Non-Recourse Subsidiaries) on a consolidated basis, with the amount of such Disqualified Stock or Preferred Stock, as applicable, equal to the greater of its voluntary or involuntary liquidation preference and its Maximum Fixed Repurchase Prices, determined on a consolidated basis in accordance with GAAP, as calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.” For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock means the price at which such Disqualified Stock or Preferred Stock could be redeemed or repurchased by the issuer thereof in accordance with its terms or, if such Disqualified Stock or Preferred Stock cannot be so redeemed or repurchased, the fair market value of such Disqualified Stock or Preferred Stock (as determined in good faith by the Issuer), determined on any date on which Holdco Total Debt shall be required to be determined.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Holdco Debt Ratio” means, for any Test Period, the ratio of (1) Holdco Total Debt as of the end of such Test Period to (2) Distributable Cash for such Test Period, in each case with such pro forma adjustments to Holdco Total Debt and Distributable Cash as are appropriate, in each case as calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio,” as determined in good faith by the Issuer.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note other than a Regulation S Global Note or a Rule 144A Global Note, issued in connection with a transfer of a Note or an interest therein to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary that does not have consolidated assets in excess of 5.0% of consolidated total assets of the Issuer and its Restricted Subsidiaries as of the last day of the applicable Test Period; provided that, the consolidated total assets (as so determined) of all Immaterial Subsidiaries shall not exceed 10.0% of consolidated total assets of the Issuer and its Restricted Subsidiaries as of the last day of the applicable Test Period; provided, further, that, any direct Wholly-Owned Subsidiary of the Issuer that owns, directly or indirectly, all or a portion of the Calcasieu Pass Project, the TransCameron pipeline, the Plaquemines Project, the Gator Express pipeline, the CP2 Project, the CP Express pipeline, the Delta Project and/or the Delta Express pipeline shall not, in any event, be an Immaterial Subsidiary.

“Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships, the estate of such individual and such other individuals above) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Finance Lease Obligations in respect of sale and leaseback transactions;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(5) obligations representing the balance of deferred and unpaid purchase price of any property or services with a scheduled due date more than six months after such property is acquired or such services are completed; or

(6) representing the net amount owing under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

For the avoidance of doubt and notwithstanding the foregoing, the term “Indebtedness” will not include: (i) non-interest bearing installment obligations, contingent obligations and accrued liabilities, in each case that are incurred in the ordinary course of business and are not more than 90 days past due; (ii) obligations (a) in respect of any acquisition or contribution agreement with respect to any Permitted Investment (other than obligations constituting Indebtedness pursuant to clause (5) of this definition), or (b) existing by virtue of rights of a Non- Recourse Subsidiary under a Project Obligation collaterally assigned to a creditor, which rights may be exercised pursuant to such Project Obligation against the Issuer or any Restricted Subsidiary that is party to such Project Obligation, (iii) any prepayments or deposits received from customers or obligations in respect of funds held on behalf of customers (including, without limitation, in relation to periodic purchase volume or sales incentive rebates), in each case, in the ordinary course of business, (iv) any obligations under any license, permit or approval or guarantees thereof incurred prior to the Issue Date in the ordinary course of business, (v) in connection with the purchase by the Issuer or any Restricted Subsidiary of any business or project, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing (other than obligations constituting Indebtedness pursuant to clause (5) of this definition); provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; and (vi) any Capital Stock.

“Indenture” means this indenture, as amended, supplemented or otherwise modified from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning assigned to it in the recitals to this Indenture.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Initial Purchasers” means BofA Securities, Inc., MUFG Securities Americas Inc., Santander US Capital Markets LLC, SMBC Nikko Securities America, Inc., Loop Capital Markets LLC, ING Financial Markets LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Mizuho Securities USA LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, BBVA Securities Inc., Natixis Securities Americas LLC, ICBC Standard Bank Plc, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, National Bank of Canada Financial Inc., R. Seelaus & Co., LLC, Raymond James & Associates, Inc., DZ Financial Markets LLC and Regions Securities LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Payment Date” means January 15 and July 15 of each year, beginning on January 15, 2025.

“Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons in the forms of loans (including guarantees or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities.

For purposes of Section 4.07, “Investment” will include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary of the Issuer at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary.

“Investment Grade Rating” means: (a) with respect to S&P, any of the categories from and including AAA to and including BBB- (or equivalent successor categories); (b) with respect to Moody’s, any of the categories from and including Aaa to and including Baa3 (or equivalent successor categories); and (c) with respect to Fitch, any of the categories from and including AAA to and including BBB- (or equivalent successor categories).

“Investors” means (a) the VGP Investor, (b) the Management Investors and (c) other holders of Equity Interests in the Issuer or VG Inc. on the Issue Date.

“Issue Date” means July 24, 2024.

“Issuer” means Venture Global LNG, Inc., and any and all successors thereto.

“IPO” means (a) the issuance by the Issuer or any Parent Entity of common Equity Interests in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8 or comparable filing in any other applicable jurisdiction) pursuant to an effective registration statement filed with the Commission or any other comparable Governmental Authority in any other applicable jurisdiction or pursuant to Rule 144A (whether as a primary offering, a secondary public offering or a combination thereof) and (b) any other transaction or series of related transactions (including any acquisition by, or combination or other similar transaction with,

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

a special purpose acquisition company that (i) is an entity organized or existing under the laws of the U.S., any state thereof or the District of Columbia, (ii) prior to the IPO engaged in no material business or activity other than those related to becoming and acting as a special purpose acquisition company and consummating the IPO and (iii) immediately prior to the IPO had no material assets other than cash and Cash Equivalents) that results in any of the common Equity Interests of the Issuer or any Parent Entity being publicly traded on any U.S. national securities exchange or over-the-counter market or any analogous exchange or market.

“IPO Reorganization Transactions” means, collectively, the transactions effected in connection with and reasonably related to consummating an IPO.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Issuer in which the Issuer or any of its Restricted Subsidiaries makes any Investment.

“Junior Lien Obligations” means the obligations with respect to Indebtedness permitted to be incurred under this Indenture, which is by its terms intended to be secured by a Lien on the Collateral that is junior to the Lien on the Collateral that secures the Notes and the Guarantees; provided such Lien is not prohibited by the terms of this Indenture; provided, further, that (i) the holders of such Indebtedness, or the representative of such holders, shall become party to an Applicable Intercreditor Agreement and any other applicable intercreditor agreements, in each case, agreeing to be bound thereby and (ii) the Issuer has designated such Indebtedness as “Junior Lien Obligations” under such Applicable Intercreditor Agreement.

“Junior Lien Representative” means in the case of any Junior Lien Obligations incurred after the Issue Date, the trustee, administrative agent, collateral agent, security agent or similar agent under the credit agreement, indenture or other operative documents governing such Junior Lien Obligations that is named as the representative in respect of such Junior Lien Obligations in the Junior Lien Intercreditor Agreement or joinder thereto.

“Junior Lien Secured Parties” means with respect to any Junior Lien Obligation, all lenders, holders, trustees or agents to which such Junior Lien Obligations are owing.

“Lien” means, with respect to any asset:

(1) any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset;

(2) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and

(3) in the case of Equity Interests or debt securities, any purchase option, call or similar right of a third party with respect to such Equity Interests or debt securities.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Limited Condition Transaction” means the entering into or consummation of any transaction (including any Restricted Payment, Change of Control, acquisition (whether by merger, consolidation or other business combination or the acquisition of capital stock, Indebtedness or otherwise) or other Investment by the Issuer or one or more of its Restricted Subsidiaries).

“Long Derivative Instruments” means, as to any person, a Derivative Instrument (i) the value of which to such person generally increases, and/or the payment or delivery obligations of such person under which generally decrease, with positive changes in the financial performance and/or position of the Issuer and/or (ii) the value of which to such person generally decreases, and/or the payment or delivery obligations of such person under which generally increase, with negative changes in the financial performance and/or position of the Issuer.

“Management Advances” means loans or advances made to, or guarantees with respect to loans or advances made to, directors, officers, employees or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of any Parent Entity, the Issuer or any Restricted Subsidiary:

(1) (a) in respect of travel, entertainment, relocation or moving related expenses, payroll advances, deferred compensation and other analogous or similar expenses or payroll expenses, in each case incurred in the ordinary course of business or consistent with past practice or industry norms, or in connection with any Investment or acquisition (by meter, consolidation, amalgamation or otherwise) that is not prohibited by this Indenture, or (b) for purposes of funding any such Person’s purchase or redemption of Capital Stock (or similar obligations) of the Issuer, its Subsidiaries or any Parent Entity that is not prohibited by Section 4.07;

(2) in respect of relocation or moving related expenses, payroll advances and other analogous or similar expenses or payroll expenses, in each case incurred in connection with any closing or consolidation of any facility or office; or

(3) not exceeding $10 million in the aggregate outstanding at the time of incurrence.

“Management Investors” means any individual who is a future, current or former officer, director, manager, member, member of management, employee, consultant or independent contractor of the Issuer, any Subsidiary or any Parent Entity who are (directly or indirectly through one or more investment vehicles) holders of Equity Interests in the Issuer and/or any Parent Entity and their Permitted Transferees.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Capital Stock of the Issuer or any Parent Entity on the date of the declaration of a Restricted Payment permitted pursuant to Section 4.07(b)(20) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Capital Stock on the principal securities exchange on which such common Capital Stock is traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Market Intercreditor Agreement” means an intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision) the terms of which are (a) consistent with market terms governing intercreditor arrangements for the sharing or subordination of Liens or arrangements relating to the distribution of payments in respect of

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Collateral, as applicable, at the time the applicable agreement or arrangement is proposed to be established in light of the type of Indebtedness subject thereto or (b) in the event an Intercreditor Agreement has been entered into after the Issue Date, the terms of which are, taken as a whole, not materially less favorable to the holders of the Notes than the terms of such Intercreditor Agreement to the extent such agreement governs similar priorities, in each case of clauses (a) and (b) as determined by the Issuer in good faith.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration or Cash Equivalents substantially concurrently received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (ii) all Taxes paid or reasonably estimated to be payable as a result of the Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders (other than the Issuer or any Subsidiary) in Subsidiaries or Joint Ventures as a result of such Asset Sale, (iv) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, provided that if such Indebtedness is revolving Indebtedness the related commitments are terminated, or which by applicable law are required to be repaid out of the proceeds from such Asset Sale, (v) any funded escrow established pursuant to the documents evidencing such sale or disposition to secure and indemnification obligation on adjustments to the purchase price associated with any such Asset Sale, and (vi) any reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer immediately prior to such date of determination.

“Non-Recourse Financing” means any Indebtedness (including any undertaking, guarantee, indemnity, agreement, letter of credit or instrument that would constitute Indebtedness):

(1) as to which no Recourse Person provides any guarantee or other credit support (including any undertaking, guarantee, indemnity, agreement, letter of credit or instrument that would constitute Indebtedness) or is directly or indirectly liable (as a guaranteeing person or otherwise) or has granted a Lien on any of its assets as security (or has any obligation, contingent or otherwise, to do so), other than, in each case, (i) customary carve-out matters for which a Recourse Person acts as a guarantor in connection with such Indebtedness, such as, without limitation, fraud, misappropriation, breach of representation and warranty and misapplication, (ii) any guarantees or other credit support of such Indebtedness by a Recourse Person made pursuant to Section 4.09(a) or that would

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

otherwise constitute Permitted Debt, in each case, so long as such Recourse Person becomes a Guarantor to the extent required under Section 4.16, (iii) any Permitted Project Undertakings, (iv) any guarantees or other credit support in connection with any ECR Transaction, (v) any Standard Securitization Undertakings, and (vi) any Permitted Intercompany Activities; and

(2) which is incurred by one or more Non-Recourse Subsidiaries (including any undertaking, guarantee, indemnity, agreement, letter of credit or instrument that would constitute Indebtedness) for the purpose of, or in connection with, any financing (or refinancing) of all or any portion of any Project to which such Non-Recourse Subsidiaries relate, all or any portion of any Project Costs relating to any such Project, and/or any activities reasonably related or ancillary thereto or necessary, appropriate or desirable in connection therewith, in each case as determined by the Issuer in good faith; provided that, to the extent such Non-Recourse Financing is incurred by a Non-Recourse Subsidiary that is an obligor under any Non-Recourse Financing relating to the applicable Project that is not structurally or otherwise subordinated or junior to any other Non-Recourse Financing for such Project, the proceeds of such Non-Recourse Financing being incurred may be used for the purpose of, or in connection with, any financing (or refinancing) of all or any portion of any one or more other Projects, all or any portion of any Project Costs relating to any such one or more other Projects, and/or any activities reasonably related or ancillary thereto or necessary, appropriate or desirable in connection therewith, in each case as determined by the Issuer in good faith, so long as such use of proceeds is permitted under the terms of each Non-Recourse Financing that is then outstanding in respect of the Project to which such Non-Recourse Subsidiary is a party (and not pursuant to an amendment or waiver of any such Non-Recourse Financing in contemplation thereof).

“Non-Recourse Subsidiary” means each of the following, as determined at any time and from time to time by the Issuer in good faith:

(1) any Restricted Subsidiary of the Issuer that (i) is a Project Company, (ii) has no Subsidiaries and owns no material businesses or assets other than those Subsidiaries, businesses and assets reasonably necessary, appropriate or desirable for, or reasonably related or ancillary to, no more than one individual Project or other activities reasonably related or ancillary thereto, or necessary, appropriate or desirable in connection therewith, and (iii) has no Indebtedness in respect of borrowed money, Finance Lease Obligations, purchase money obligations or debt obligations evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit then outstanding other than any Non-Recourse Financing, Indebtedness arising from Permitted Intercompany Activities or otherwise between or among the Issuer and any Restricted Subsidiaries not prohibited by this Indenture, and guarantees of Indebtedness of any other Person (other than the Issuer or any Restricted Subsidiary) that are otherwise not prohibited by this Indenture; and

(2) any Restricted Subsidiary of the Issuer that (i) is the direct or indirect owner of all or a majority (including together with one or more other Non-Recourse Subsidiaries) of the Equity Interests in one or more Persons, each of which meets the qualifications set forth in clause (1) of this definition, (ii) has no Subsidiaries other than Subsidiaries each of which meets the conditions set forth in clause (1) or clause (2)(i) of this definition, (iii)

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

owns no material businesses or assets other than those businesses and assets reasonably necessary, appropriate or desirable for, or reasonably related or ancillary to, no more than one individual Project or other activities reasonably related or ancillary thereto, or necessary, appropriate or desirable in connection therewith, and (iv) has no Indebtedness in respect of borrowed money, Finance Lease Obligations, purchase money obligations or debt obligations evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit then outstanding other than any Non-Recourse Financing, Indebtedness arising from Permitted Intercompany Activities or otherwise between or among the Issuer and any Restricted Subsidiaries not prohibited by this Indenture, and guarantees of Indebtedness of any other Person (other than the Issuer or any Restricted Subsidiary) that are otherwise not prohibited by this Indenture.

As of the Issue Date, each of Venture Global Calcasieu Pass Holding, LLC, Calcasieu Pass Funding, LLC, Calcasieu Pass Holdings, LLC, Calcasieu Pass Pledgor, LLC, Venture Global Calcasieu Pass, LLC, TransCameron Pipeline, LLC, Calcasieu Tug Services, LLC, Calcasieu Pass Operations, LLC, TransCameron Operations, LLC, Venture Global CCS Cameron, LLC, Venture Global Plaquemines LNG Holding II, LLC, Venture Global Plaquemines LNG Holding, LLC, Plaquemines LNG Funding, LLC, Plaquemines LNG Holdings Pledgor, LLC, Plaquemines LNG Holdings, LLC, Plaquemines LNG Pledgor, LLC, Venture Global Plaquemines LNG, LLC, Venture Global Gator Express, LLC, Plaquemines Tug Services, LLC, Plaquemines LNG Operations, LLC, Venture Global CCS Plaquemines, LLC, Gator Express Operations, LLC, Venture Global CP2 LNG Holding, LLC, Venture Global CP2 LNG, LLC, Venture Global CP Express, LLC, Venture Global Delta LNG, LLC, Venture Global Delta Express, LLC, Venture Global Midstream Holdings, LLC, VG LNG Shipping, LLC, CP2 LNG Operations, LLC, CP Express Operations, LLC, Cameron Generation, LLC, Plaquemines Generation, LLC, Venture Global Ship Management Ltd., Venture Global Shipping Holdings, LLC, Venture Global Shipping I, LLC, Venture Global Shipping II, LLC, Venture Global Shipping III, LLC, Venture Global Shipping IV, LLC, Venture Global Shipping V, LLC, Venture Global Shipping Holdings, LLC, Astra 5 Limited, Venture Global CP3 LNG, LLC, Blackfin Pipeline Holdings, LLC, Blackfin Pipeline, LLC, Blackfin Supply, LLC, Venture Global Land Holdings, LLC, HQ 1001 19 North Holdings, LLC, HQ 1001 19 NORTH, LLC and VG LNG Shipping, LLC shall constitute Non- Recourse Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means this Indenture (including any Guarantee), the Notes and the Security Documents.

“Note Obligations” means all obligations of the Issuer and the Guarantors under the Note Documents.

“Notes” means the Initial Notes and any Additional Notes. Unless the context requires otherwise, all references to “Notes” for all purposes of this Indenture shall include any Additional Notes that are actually issued and authenticated. The Initial Notes and all Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Notes Parties” means, collectively, the Trustee, the Agents, each other agent, and the Holders, in each case, under this Indenture and the Collateral Agent under the Collateral Agency Agreement.

“Offering Memorandum” means the Issuer’s final offering memorandum dated July 22, 2024 relating to the sale of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate which meets the requirements set forth in Section 13.02 and Section 13.03, and which is signed by an Officer of the Issuer, a Guarantor or any successor Person to the Issuer or any Guarantor, as the case may be, and delivered to the Trustee.

“Opinion of Counsel” means an opinion or opinions from legal counsel which opinion is reasonably acceptable to the Trustee and meets the requirements of Section 13.02 and Section 13.03. The counsel may be an employee of, or counsel to, the Issuer, any Subsidiary of the Issuer or the Trustee.

“Parent Entity” means the Issuer and any Person that is the direct or indirect parent of the Issuer and of which the Issuer is a direct or indirect Subsidiary.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means (a)(i) any businesses, services or activities engaged in by the Issuer or any of its Subsidiaries on the Issue Date, (ii) any Project, and any businesses, services or activities engaged in by the Issuer or any of its Subsidiaries in connection with any Project, including in connection with preparing for, and implementing any Project, and (iii) any businesses, services and activities engaged in by the Issuer or any of its Subsidiaries that are reasonably related, complementary, incidental, synergistic, ancillary or similar to any of the foregoing or are, in whole or in part, extensions, expansions or developments of any thereof, and (b) where the context requires, any Person engaged primarily in the businesses, services or activities described in clause (a) of this definition, in each case, as determined by the Issuer in good faith.

“Permitted Business Investments” means Investments by the Issuer or any of its Restricted Subsidiaries in any Person (including any Joint Venture or Unrestricted Subsidiary); provided that:

(1) such Person is engaged in a Permitted Business;

(2) except in the case of any such Investment by a Non-Recourse Subsidiary, at the time of such Investment and immediately thereafter, the Issuer could incur $1.00 of additional Indebtedness under the Holdco Debt Ratio test set forth in Section 4.09(a); and

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(3) if, upon consummation of such Investment, such Person will be a Restricted Subsidiary, then if either such Restricted Subsidiary will be a Recourse Person and has outstanding any Indebtedness, or such Person will be a Non-Recourse Subsidiary and has outstanding Indebtedness at the time of such Investment that is recourse to any Recourse Person, then in each case such Person could, at the time such Investment is made, incur such Indebtedness at such time pursuant to Section 4.09.

“Permitted Holder” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act as in effect on the date of this Indenture) so long as, in the case of this clause (b), such one or more Investors directly or indirectly collectively Beneficially Own more than 50% of the aggregate voting Equity Interests that are Beneficially Owned by the group.

“Permitted Intercompany Activities” means any transactions between or among the Issuer and its Restricted Subsidiaries that are entered into in the ordinary course of business, consistent with past practice or industry norms, or that are reasonably necessary, appropriate or advisable in connection with the ownership or operation of the business of the Issuer and its Restricted Subsidiaries, including, but not limited to, (i) payroll, cash management, netting, overdraft protection, purchasing, insurance and hedging arrangements; (ii) management, technology and licensing arrangements; and (iii) marketing and other professional services and shipping and maintenance arrangements.

“Permitted Investment” means:

(1) any Investment in the Issuer or any Restricted Subsidiary;

(2) any Investment in a Person, if as a result of such Investment:

(i) such Person becomes a Restricted Subsidiary; or

(ii) such Person is merged, consolidated or amalgamated with or into, or transfers all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and in each case, any Investment held by any such Person; provided that such Investment was not made by such Person in contemplation of such Person becoming a Restricted Subsidiary or such merger, consolidation, amalgamation, transfer or liquidation;

(3) any Investment in cash or Cash Equivalents;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date and any extension, modification or renewal of any such Investments (but not any such extension, modification or renewal to the extent it involves additional advances, contributions or other investments of cash or property, except as otherwise permitted under this Indenture);

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(6) (a) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer and (b) advances and prepayments for asset purchases (i) in the ordinary course of business or (ii) if such asset purchases would otherwise constitute a Permitted Investment;

(7) (i) extensions of trade credit (or notes receivable arising from such grant) and deposits, prepayments and other credits to suppliers made in the ordinary course of business, and Investments received in compromise or resolution thereof from financially troubled account debtors or in connection with the bankruptcy or reorganization of suppliers or customers or in settlement of delinquent obligations of, or other disputes with, suppliers and customers, and other credits to suppliers in the ordinary course of business, or (ii) any Investments received in compromise or resolution of litigation, arbitration or other disputes;

(8) Hedging Obligations permitted under Section 4.09(b)(13);

(9) (i) Investments in the Notes, including repurchases of the Notes, and (ii) Investments in the Existing Notes, including repurchases of the Existing Notes;

(10) any Investment in prepaid expenses, negotiable instruments held for collection and lease, utility, workers’ compensation and performance and other similar deposits;

(11) Management Advances;

(12) Permitted Business Investments; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (12);

(13) (i) any guarantee of Indebtedness permitted to be incurred pursuant to Section 4.09, (ii) any guarantee of performance obligations in the ordinary course of business, and (iii) the creation of Liens on the assets of the Issuer or any Restricted Subsidiary in compliance with Section 4.12;

(14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15) extensions of credit to (and guarantees to the benefit of) customers, suppliers, vendors, contractors and service providers in the ordinary course of business including, advances to customers and suppliers that are recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Issuer and its Restricted Subsidiaries in the ordinary course of business;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(16) other Investments made since the Issue Date in any Person having an aggregate Fair Market Value that are at that time outstanding (measured, with respect to each Investment, on the date such Investment was made and without giving effect to subsequent changes in value) not to exceed the greater of (A) $100 million and (B) 3.0% of Distributable Cash for the applicable Test Period; provided that if any Investment pursuant to this clause (16) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and not this clause (16);

(17) acquisitions or other Investments consisting of assets, equipment, inventory, supplies, materials and property intended for use in any Project;

(18) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(19) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided that such receivables and prepaid expenses would be recorded as assets in accordance with GAAP;

(20) earnest money deposits may be made to the extent required in connection with acquisitions permitted under this Indenture or the acquisition or real property and related assets;

(21) Investments by the Issuer or any Restricted Subsidiary consisting of deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business;

(22) Investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank that has a combined capital and surplus and undivided profits of not less than $500.0 million;

(23) Investments pursuant to any Project Obligations, any Permitted Project Undertaking or any Permitted Transaction;

(24) [reserved];

(25) Investments the payment for which consists of Equity Interests (other than Disqualified Stock, except to the extent issued by the Issuer to one of its Restricted Subsidiaries) of the Issuer, or redemptions in whole or in part of any of the Equity Interests of the Issuer (other than Disqualified Stock, except to the extent issued by the Issuer to one of its Restricted Subsidiaries) or with the proceeds from substantially concurrent equity contributions or new Equity Interests (and in no event shall such contribution or issuance so utilized increase the amount available as Incremental Funds for Restricted Payments pursuant to Section 4.07(a) or be duplicative of any payments pursuant to Section 4.07(b)(2)) (other than Disqualified Stock, except to the extent issued by the Issuer to one of its Restricted Subsidiaries);

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(26) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.11(b) (except transactions described in clauses (2), (7), (11) and (14) of Section 4.11(b);

(27) any Investment by any Captive Insurance Subsidiary in connection with the provision of insurance to the Issuer or any of its Subsidiaries, which Investment is made in the ordinary course of business or consistent with past practice or industry norms of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;

(28) Investments in connection with any Permitted Intercompany Activities and, to the extent deemed reasonably necessary by the Issuer in good faith for the consummation of, any IPO Reorganization Transaction or any Tax Restructuring;

(29) guarantees of leases or other obligations that do not constitute Indebtedness, in each case, entered into in the ordinary course of business or consistent with past practice or industry norms;

(30) Investments in or relating to a Receivables Subsidiary that, in the good faith determination of Issuer are necessary or advisable to effect any Permitted Receivables Financing (including any contribution of replacement or substitute assets to such subsidiary) or any repurchase obligation in connection therewith;

(31) Investments in connection with any Permitted Receivables Financing permitted under this Indenture, the contribution, sale or other transfer of Permitted Receivables Financing Assets, cash or Cash Equivalents made in connection with a Permitted Receivables Financing permitted under this Indenture or repurchases in connection with the foregoing (including the contribution or lending of cash and Cash Equivalents to Subsidiaries to finance the purchase of receivables or related assets from the Issuer or any Restricted Subsidiary or to otherwise fund required reserves, the contribution of replacement or substitute assets to a Receivables Subsidiary and Investments of funds held in accounts permitted or required by the arrangements governing such Permitted Receivables Financing or any related Indebtedness); and

(32) Investments in Joint Ventures having an aggregate fair market value taken together with all other Investments made pursuant to this clause (32) that are at that time outstanding not to exceed the greater of (A) $500 million and (B) 15.0% of Distributable Cash for the applicable Test Period (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such investments; provided, however, that if any Investment pursuant to this clause (32) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (32).

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

For purposes of determining compliance with this definition, in the event that a proposed Investment (or a portion thereof) meets the criteria of clauses (1) through (32) above, the Issuer will be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such Investment (or a portion thereof) between such clauses (1) through (32) in any manner that otherwise complies with this definition.

“Permitted Liens” means:

(1) Liens securing Indebtedness (i) under Credit Facilities incurred pursuant to Section 4.09(b)(1) or (ii) incurred pursuant to the Holdco Debt Ratio test set forth Section 4.09(a); provided, however, that no such Liens may be created upon any asset or property that is not Collateral unless the Notes (or a Guarantee, in the case of a Lien on assets or property of a Guarantor) are equally and ratably secured with, or prior to, such Indebtedness so long as such Indebtedness is so secured (except that Liens securing subordinated Indebtedness shall be expressly subordinate to any Lien securing the Notes to at least the same extent such subordinated Indebtedness is subordinate to the Notes or such Guarantee, as the case may be);

(2) Liens on property (including Capital Stock) of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Issuer or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger or consolidation, were not incurred in contemplation thereof and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Issuer or any Restricted Subsidiary;

(3) Liens on property existing at the time the Issuer or any of its Restricted Subsidiaries acquires such property; provided that such Liens were in existence prior to the contemplation of such acquisition, were not incurred in contemplation thereof and do not extend to any other assets of the Issuer or any of its Restricted Subsidiary;

(4) Liens securing Indebtedness under Bank Product Obligations, cash pooling arrangements and Hedging Obligations, which obligations are permitted by Section 4.09(b)(13) and Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(5) (i) Liens existing on the Issue Date and (ii) any Liens securing the Existing Notes and the related guarantees thereof;

(6) Liens in favor of the Issuer or any of its Restricted Subsidiaries;

(7) Liens for Taxes, statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(8) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or pledges or deposits to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, concessions, government contracts, trade contracts, performance and return-of-money bonds and other similar or related obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness);

(9) Liens relating to current or future escrow arrangements securing Indebtedness of the Issuer or any Guarantor (including, without limitation, arrangements for the escrow of the proceeds of Indebtedness pending consummation of an acquisition);

(10) Liens on the Capital Stock or any assets or properties of, or advances or loans to, Non-Recourse Subsidiaries (i) either securing any Non-Recourse Financing or any Project Obligations of one or more Non-Recourse Subsidiaries or (ii) or permitted pursuant to the terms thereof or by a waiver of such terms;

(11) any other Liens securing Indebtedness permitted under clauses (4), (7), (17), (18), (22), (23) or (24) of Section 4.09(b); provided that (i) Liens securing obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock to be incurred pursuant to Section 4.09(b)(4) extend only to the assets so purchased, leased, developed, expanded, constructed, installed, replaced, repaired, refurbished, repositioned or improved or subject to such Sale and Leaseback (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof); provided, further, that individual financings of assets provided by one lender or group of lenders may be cross-collateralized to other financings of assets by such lender or group of lenders; (ii) Liens securing obligations relating to any Indebtedness permitted to be incurred pursuant to Section 4.09(b)(24) relate only to obligations relating to Refinancing Indebtedness that is secured by Liens on all or a portion of the same assets or the same categories or types of assets as the assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced; and (iii) Liens securing Indebtedness permitted to be incurred pursuant to clause (y) of Section 4.09(b)(7) shall only be permitted if such Liens are limited to all or a part of the same property or assets, including Capital Stock, acquired (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements or any thereof), or of a Person acquired or merged, amalgamated or consolidated with or into the Issuer or any Restricted Subsidiary, in any transaction to which such Indebtedness relates and such Indebtedness was not incurred in contemplation of such transaction;

(12) Liens granted in favor of a Governmental Authority, including any decommissioning obligations, by a Non-Recourse Subsidiary when required by such Governmental Authority in connection with the operations of such Non-Recourse Subsidiary in the ordinary course of its business;

(13) Liens on any property or assets of any Non-Recourse Subsidiary arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business or consistent with past practice or industry norms;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(14) any interest or title of a lessor or sublessor under any lease or sublease of real estate permitted hereunder (or with respect to any deposits or reserves posted thereunder);

(15) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(16) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to (i) operating leases of personal property entered into in the ordinary course of business, (ii) the sale of accounts receivable and/or (iii) the sale of Permitted Receivables Financing Assets and related assets in connection with any Permitted Receivables Financing;

(17) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(18) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(19) non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of the Issuer or such Restricted Subsidiary;

(20) Liens given to a public authority or other service provider or any other Governmental Authority when required by such public authority or other service provider or other Governmental Authority in connection with the operations of such person in the ordinary course of business;

(21) any agreement (or provisions therein) to lease, option to lease, license, sub-lease or other right to occupancy assumed or entered by or on behalf of the Issuer or any Restricted Subsidiary in the ordinary course of its business;

(22) reservations, limitations, provisos and conditions, if any, expressed in any grants, permits, licenses or approvals from any Governmental Authority or any similar authority;

(23) Liens in the nature of restrictions on changes in the direct or indirect ownership or control of any Non-Recourse Subsidiary;

(24) Liens in the nature of rights of first refusal, rights of first offer, purchase options and similar rights in respect of the Equity Interests or assets of Non-Recourse Subsidiaries included in documentation evidencing contemplated purchase and sale transactions permitted under this Indenture, any Non-Recourse Financing or any Project Obligations;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(25) Liens securing insurance premium financing arrangements;

(26) Liens in favor of credit card companies pursuant to agreements therewith;

(27) Liens on real estate in connection with the financing of the acquisition or development thereof; provided that facilities are or will be located on such property or assets primarily for the use of the Issuer or any of its Subsidiaries;

(28) [reserved];

(29) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(30) minor survey exceptions, minor encumbrances, minor defects or irregularities in title, easements or reservations of, or rights of others for, licenses, rights of way, servitudes, access rights, sewers, electric lines, open space and conservation easements, railways, water, drainage, gas and oil pipelines, light, power, internet or cable television services, telegraph and telephone lines, other utilities and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Issuer and its Restricted Subsidiaries;

(31) Liens deemed to exist in connection with repurchase agreements and other similar Investments to the extent such Investments are permitted under this Indenture;

(32) Liens on the Capital Stock of any Unrestricted Subsidiary or Joint Venture to secure Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(33) Liens securing Indebtedness in an aggregate principal amount not to exceed, as of the date of incurrence of such Lien or Indebtedness secured thereby, the greater of (A) $250 million and (B) 7.5% of Distributable Cash for the applicable Test Period;

(34) Liens created by or resulting from any litigation or other proceedings or resulting from operation of law with respect to any attachment, judgments, writs, awards, warrants, orders or similar Liens to the extent that such litigation, other proceedings, attachments, judgments, writs, awards, warrants or orders do not cause or constitute an Event of Default;

(35) Liens securing any security given to a public authority or other service provider or any other Governmental Authority when required by such utility or other Governmental Authority in connection with the operations of such person in the ordinary course of its business;

(36) Liens securing the Notes issued on the Issue Date (excluding, for the avoidance of doubt, Liens securing any Additional Notes) and the related Guarantees;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(37) Liens on property or assets of any Non-Recourse Subsidiary under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(38) Liens on vehicles or equipment of any Non-Recourse Subsidiary in the ordinary course of business or consistent with past practice or industry norms;

(39) Liens securing Indebtedness of Recourse Persons permitted under Section 4.09; provided that such Liens are secured by Collateral and junior in priority to the Liens securing the Notes;

(40) Liens on assets securing any Indebtedness owed to any Captive Insurance Subsidiary by the Issuer or any Restricted Subsidiary;

(41) Liens securing any Project Obligations, Permitted Project Undertakings or any Permitted Transactions;

(42) Liens existing, or deemed to exist, in connection with the sale or transfer of any assets in a transaction not prohibited under this Indenture, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof; and

(43) Liens (i) on accounts receivable, royalty or other revenue streams and other rights to payment and any other assets incurred in connection with a Permitted Receivables Financing, (ii) in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business, (iii) on Permitted Receivables Financing Assets or Liens on other assets granted pursuant to Standard Securitization Undertakings, in each case, incurred in connection with Permitted Receivables Financings permitted under this Indenture and (iv) securing Refinancing Indebtedness of the foregoing.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness. In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Issuer in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this Indenture and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.

“Permitted Project Undertaking” means, as to any Person, any guarantee or other credit support provided by such Person (including any undertaking, guarantee, indemnity, agreement, letter of credit or instrument that would constitute Indebtedness), or any payment, performance or other obligation in respect of which such Person or is directly or indirectly liable (as a guaranteeing person or otherwise) or has granted a Lien on any of its assets as security (or has any obligation, contingent or otherwise, to do so), in each case, pursuant to any Project Obligation or otherwise arising in connection with any Project Document, any Project or any Permitted Business Investment (whether in favor or vendors, suppliers, contractors, customers, clients or otherwise),

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

in each case excluding any Indebtedness in respect of borrowed money, Finance Lease Obligations, purchase money obligations and debt obligations evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit. For the avoidance of doubt, any guarantee to be issued by any Recourse Person in favor of Baker Hughes Energy Services LLC in respect of any Purchase Order for Liquefaction Train System equipment or for Power Island System equipment in connection with any Project shall be a “Permitted Project Undertaking.”

“Permitted Receivables Financing” means any securitization or other similar financing (including any factoring program) of Permitted Receivables Financing Assets that is non-recourse to the Issuer and its Restricted Subsidiaries (except for any customary limited recourse pursuant to the Standard Securitization Undertakings), and in each case, reasonable extensions thereof.

“Permitted Receivables Financing Assets” means (a) any accounts receivable, loan receivables, mortgage receivables, receivables or loans relating to the financing of insurance premiums, royalty, patent or other revenue streams and other rights to payment or related assets and the proceeds thereof and (b) all assets securing or related to any such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of any such receivable or asset, lockbox accounts and records with respect to any such receivable or assets and any other assets (including inventory and proceeds thereof) customarily transferred (or in respect of which security interests are customarily granted) together with receivables or assets in connection with a securitization, factoring or receivables financing or sale transaction.

“Permitted Transactions” means any of the following: (a) any Equity Financing Transaction, (b) any ECR Transaction, and (c) any prepayment, redemption, purchase, repurchase, or defeasance of all or part of any Equity Interests issued in connection with (including any Stonepeak Equity Interests), or that are the subject of, any Equity Financing Transaction or ECR Transaction.

“Permitted Transferees” means, with respect to any Person that is a natural Person (and any Permitted Transferee of such Person), (a) such Person’s Immediate Family Members and (b) such Person’s estate, heirs, legatees, distributees, executors and/or administrators upon the death of such Person, or any private foundation or fund that is controlled thereby, and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in the Issuer or any Parent Entity.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other business entity or any government or any agency or political subdivision thereof.

“Pledged Equity” means, with respect to the Issuer or any Guarantor, the shares of Capital Stock of any other Person in which the Issuer or such Guarantor, as applicable, has granted a security interest to the Collateral Agent, for the benefit of the Notes Parties, pursuant to the Security Agreement, together with any other shares, stock or partnership unit certificates, options or rights of any nature whatsoever in respect of such Capital Stock that may be issued or granted to, or held by, the Issuer or such Guarantor.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Preferred Equity” or “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Project” means each of the following:

(1) any individual natural gas liquefaction and export project, together with any other businesses or assets (other than any other separate natural gas liquefaction and export project) that are reasonably related, complementary, incidental, synergistic or ancillary to such project or are, in whole or in part, extensions, expansions or developments of any thereof, as determined by the Issuer in good faith; and

(2) any one or more assets, facilities or projects in the energy industry, including natural gas pipelines, natural gas shipping assets (including liquefied natural gas carriers, tugs and floating storage units), natural gas gathering and processing projects, upstream gas projects, re-gasification projects, carbon capture and sequestration projects, in each case, together with any other businesses or assets that are reasonably related, ancillary or similar to any of the foregoing or are, in whole or in part, extensions, expansions or developments of any thereof, as determined by the Issuer in good faith.

For the avoidance of doubt, an individual “Project” for purposes of this Indenture may include any one or more of the foregoing (either alone or in combination), in each case to the extent they are reasonably related, complementary, incidental, synergistic, ancillary or similar, and any extensions, expansions or developments of any thereof (as determined by the Issuer in good faith), and still be deemed to be an individual Project for purposes of this Indenture, except that an individual Project may not include more than one individual natural gas liquefaction and export project.

“Project Company” means any Restricted Subsidiary of the Issuer that (i) is the owner, lessor and/or operator of (or is formed to own, lease or operate) any Project, (ii) is the lessee, borrower, issuer or seller (or is formed to be the lessee, borrower, issuer or seller) in respect of any financing transaction entered into in connection with any Project, including any Non-Recourse Financing, Equity Financing Transaction, ECR Transaction or Sale and Leaseback Transaction, (iii) develops or constructs (or is formed to develop or construct) any Project, (iv) engages in, conducts or facilitates (or is formed to engage in, conduct or facilitate) any activities reasonably related or ancillary any activities described in clauses (i), (ii) and (iii) of this definition, and/or (v) any combination of the foregoing, in each case as determined by the Issuer in good faith.

“Project Costs” means any and all costs of evaluating, acquiring, leasing, designing, engineering, procuring, purchasing, developing, constructing and operating a Project, including all costs incurred in connection with preparing for and implementing, optioning, permitting, insuring, constructing, installing, commissioning, financing (including pursuant to any Non-Recourse Financing, Equity Financing Transaction, ECR Transaction or Sale and Leaseback Transaction, and including interest, dividends and other amounts incurred or payable with respect thereto during

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

construction, debt service and other reserves and the cost of any associated letters of credit and other credit support or equity backstop arrangements), testing and starting-up (including costs relating to all equipment, materials, spare parts and labor), in each case, whether incurred before or after the final investment decision with respect to such Project.

“Project Document” means each contract, agreement, instrument or other written undertaking entered into by a Project Company in connection with the engineering, procurement, construction, testing, commissioning, completion, insuring, operation, maintenance or repair of a Project.

“Project Obligations” means as to any Person, any Contractual Obligation under any Project Document or otherwise entered into or arising in connection with any Project Document, any Project, or with respect to any Project Costs, in each case excluding any Indebtedness in respect of borrowed money, Finance Lease Obligations, purchase money obligations and debt obligations evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means any of the following: (a) S&P Global Ratings, a division of S&P Global Inc. (“S&P”); (b) Moody’s Investors Service, Inc. (“Moody’s”); or (c) Fitch Ratings, Inc. (“Fitch”), and, in each case, their respective successors.

“Rating Decline” means, in connection with any Change of Control, the occurrence of:

(1) during the occurrence and continuance of any period in which the Notes have two or more (or, if only one of the following ratings agencies is at the applicable time providing a rating for the Notes, one) ratings equal to or greater than (x) Baa3 by Moody’s, (y) BBB- by S&P and (z) BBB- by Fitch (or, if all of such entities cease to provide such ratings, the equivalent rating from any other “nationally recognized statistical rating organization” registered with the Commission) (such period, an “Investment Grade Period”), a ratings downgrade which results in the Notes no longer having two (or, if only one of the preceding ratings agencies is at the time providing a rating for the Notes, one) such ratings of at least BBB- or Baa3, as applicable; or

(2) during any period which is not an Investment Grade Period, a ratings downgrade of the Notes by any two (or, if only one of the following ratings agencies is at the time providing a rating for such Notes, one) of (x) Moody’s, (y) S&P and (z) Fitch (or, if all of such entities cease to provide such ratings, the equivalent rating from any other “nationally recognized statistical rating organization” registered with the Commission);

provided, however, that in each case such downgrade occurs on, or within 90 days after the earlier of (a) such Change of Control, (b) the date of public notice of the occurrence of such Change of Control, or (c) public notice of the intention by the Issuer to effect such Change of Control (which period shall be extended so long as the rating of the Issuer is under publicly announced consideration for downgrade by any Rating Agency); and provided further, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will be disregarded in determining whether a Rating Decline has occurred for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating do not announce or publicly confirm or inform the Issuer that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline).

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Receivables Subsidiary” means (i) any direct or indirect Subsidiary of any Restricted Subsidiary, whose organizational documents contain restrictions on its purpose and activities intended to preserve its separateness from such Restricted Subsidiary and/or one or more Subsidiaries of such Restricted Subsidiary, established in connection with a Permitted Receivables Financing and (ii) any Unrestricted Subsidiary involved in a Permitted Receivables Financing, which is not permitted by the terms of such Permitted Receivables Financing to guarantee the obligations under the Notes or provide Collateral.

“Recourse Persons” means (a) the Issuer, (b) the Guarantors and (c) each other Restricted Subsidiary that is not a Non-Recourse Subsidiary.

“Reference Date” means May 26, 2023, the date of first issuance of the Existing 2028 Notes and the Existing 2031 Notes.

“Refinancing Indebtedness” means any Indebtedness that refinances any Indebtedness in compliance with Section 4.09; provided, however:

(1) such Refinancing Indebtedness has a stated maturity that is either: (i) no earlier than the stated maturity of the Indebtedness being refinanced; or (ii) after the final maturity date of the Notes then outstanding;

(2) such Refinancing Indebtedness has an average life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the average life of the Indebtedness being refinanced;

(3) such Refinancing Indebtedness has an aggregate principal amount (or if issued with an original issue discount, an aggregate issue price) that is equal to or less than (i) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding or committed under the Indebtedness being refinanced, plus (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums) and accrued and unpaid interest, related to such modification, refinancing, refunding, extension, renewal or replacement;

(4) if the Indebtedness being refinanced is subordinated Indebtedness, such Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes then outstanding, and is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the Indebtedness being refinanced; and

(5) if the Indebtedness being refinanced is a Non-Recourse Financing, such Refinancing Indebtedness is a Non-Recourse Financing incurred by one or more Non- Recourse Subsidiaries;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

provided, however, that Refinancing Indebtedness shall not include Indebtedness of (i) the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary or a Joint Venture, (ii) the Issuer or a Guarantor that refinances Indebtedness of a Restricted Subsidiary that is not a Guarantor or (iii) a Recourse Person that refinances Indebtedness of a Non-Recourse Subsidiary.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the applicable Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note, substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(3) hereof.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Retained Asset Sale Proceeds” means, at any date of determination, an amount determined on a cumulative basis of all Net Proceeds received by the Issuer or any of its Restricted Subsidiaries that, pursuant to application of the Asset Sale Prepayment Percentage, are or were not required to be applied pursuant to Section 4.10.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means a Global Note issued in accordance with Section 2.01(c).

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Issuer or any Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement dated as of May 26, 2023 among the Issuer, each other Grantor (as defined and referred to therein) and the Collateral Agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Security Documents” means:

(1) the Security Agreement;

(2) the Collateral Agency Agreement;

(3) the Applicable Intercreditor Agreements, if any; and

(4) each of the security agreements, financing statements and other instruments executed and delivered by the Issuer or any Guarantor pursuant to this Indenture for purposes of providing collateral security or credit support for the Note Obligation; as the same may be amended, amended and restated, supplemented or otherwise modified or replaced from time to time.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Senior Class Debt Representative” means, with respect to this Indenture, the Trustee, and with respect to any Additional First Lien Debt Facility, the applicable Additional Agent that becomes a party to an Applicable Intercreditor Agreement.

“Senior Indebtedness” means: (a) any Indebtedness of the Issuer that ranks equally in right of payment with the Notes; and (b) any Indebtedness of a Guarantor that ranks equally in right of payment to the Guarantee of such Guarantor.

“series” means, with respect to any First Lien Obligations, each of (i) the Note Obligations, (ii) the obligations of the Issuer and guarantors, if any, with respect to the Existing 2028 Notes, the Existing 2031 Notes, the Existing May 2023 Indenture and the related guarantees, if any, and the Security Documents, (iii) the obligations of the Issuer and guarantors, if any, with respect to the Existing 2029 Notes, the Existing 2032 Notes, the Existing October 2023 Indenture and the related guarantees, if any, and the Security Documents and (iv) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Debt Facility or any related Additional First Lien Documents.

“Short Derivative Instruments” means, as to any person, a Derivative Instrument (i) the value of which to such person generally decreases, and/or the payment or delivery obligations of such person under which generally increase, with positive changes in the financial performance and/or position of the Issuer and/or (ii) the value of which to such person generally increases, and/or the payment or delivery obligations of such person under which generally decrease, with negative changes in the financial performance and/or position of the Issuer.

“Standard Securitization Undertakings” means all representations, warranties, covenants, pledges, transfers, purchases, dispositions, guaranties and indemnities (including repurchase obligations in the event of a breach of representation and warranty) and other undertakings made or provided, and servicing obligations undertaken, by any Restricted Subsidiary or Subsidiary thereof that the Issuer has determined in good faith to be customary in connection with a Permitted Receivables Financing.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stonepeak Equity Interests” means the Equity Interests of Calcasieu Pass Holdings, LLC and Calcasieu Pass Funding, LLC owned by Stonepeak Bayou Holdings LP and Stonepeak Bayou Holdings II LP, respectively.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

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(2) any partnership, joint venture, limited liability company or similar entity of which: more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) whether in the form of membership, general, special or limited partnership or otherwise, and such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity; and

(3) any other entity, the management of which is controlled, directly or indirectly (whether by way of equity ownership or contractual arrangements or otherwise), by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and the accounts of which would be consolidated with those of the Issuer in its consolidated financial statements as of such date prepared in accordance with GAAP.

Unless otherwise specified herein, a “Subsidiary” shall refer to a Subsidiary of the Issuer.

“Tax” means all present or future taxes, levies, imposts, duties, assessments, charges, fees, deductions or withholdings (together with interest, penalties and other additions thereto) of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

“Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization (as determined by the Issuer in good faith) entered into after the Issue Date so long as such Tax Restructuring does not (1) materially impair (i) the ability of the Issuer and the Guarantors to make anticipated principal or interest payments on the Notes, (ii) any Guarantees or (iii) the security interests of the Collateral Agent on behalf of holders of the Notes, in each case, taken as a whole, or (2) cause material adverse Tax consequences to the holders of the Notes.

“Test Period” means, with respect to any date of determination, the most recently ended four full consecutive fiscal quarters of the Issuer for which internal financial statements are available.

“Test Revenue” means, for any period, the aggregate amount of net proceeds received by the Issuer and its Restricted Subsidiaries from sales generated by assets of any Project or Permitted Business prior to such assets being placed in service for accounting purposes in accordance with GAAP, and that are recognized as an offset to construction in progress on the balance sheet of the Issuer, determined on a consolidated basis in accordance with GAAP.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which the Notes are defeased or satisfied and discharged, of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 15, 2027; provided, however, that if such period is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer in accordance with Section 4.17);

(2) any Subsidiary of an Unrestricted Subsidiary; and

(3) as of the Issue Date, includes VG LNG Marketing, LLC, VG LNG Marketing Pte. Ltd., CPCD, LLC, Venture Global Controls, LLC, VG Aviation, LLC, Bayou Residential, LLC, and SQRD Holding LLC.

“U.S. dollars” or “$” means the lawful currency of the United States of America.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“VG Inc.” means Venture Global, Inc.

“VGP Investor” means, collectively, (a) Venture Global Partners II, LLC and its Affiliates and (b) the funds, partnerships or other co-investment vehicles managed, advised or controlled by any Person referred to in the foregoing clause (a).

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at that time entitled to vote in the election of the Board of Directors (or comparable governing body) of such Person, measured by voting power rather than number of shares. For the avoidance of doubt, the sole managing member of a sole-member-managed limited liability company owns 100% of the Voting Stock of such limited liability company and the sole general partner of a limited partnership owns 100% of the Voting Stock of the limited partnership.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Wholly-Owned Subsidiary” means, with respect to any specified Person, a direct or indirect Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) is at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Advance Offer”	4.10(d)
“Advance Portion”	4.10(d)
“Affiliate Transaction”	4.11(a)
“Applicable Tax Laws”	13.12
“Asset Sale Offer”	4.10(d)
“Authentication Order”	2.02
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15(b)
“Change of Control Payment Date”	4.15(b)
“Collateral Advance Offer”	4.10(c)
“Collateral Advance Portion”	4.10(c)
“Collateral Asset Sale Offer”	4.10(c)
“Collateral Excess Proceeds”	4.10(c)
“Court Determination”	6.02
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.18(b)
“Declined Collateral Excess Proceeds”	4.10(c)
“Declined Excess Proceeds”	4.10(d)
“Declined Non-Collateral Excess Proceeds”	4.10(d)
“Directing Holder”	6.02
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10(d)
“Guarantee Date”	4.16
“Increased Amount”	4.12
“Incremental Funds”	4.07(a)
“Initial Default”	6.02
“incur”	4.09(a)
“Instructing Officers”	7.02(m)

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Term	Defined in Section
“Instructions”	7.02(m)
“Junior Lien Intercreditor Agreement”	12.02(d)
“Legal Defeasance”	8.02
“Noteholder Direction”	6.02
“Notes Offer”	4.10(b)(1)(A)
“Offer Amount”	3.09(b)
“Offer Period”	3.09(b)
“Paying Agent”	2.03
“Permitted Debt”	4.09(b)
“Position Representation”	6.02
“Purchase Date”	3.09(b)
“Registrar”	2.03
“Restricted Payments”	4.07
“Reversion Date”	4.18(b)
“Subject Lien”	4.12
“Suspended Covenants”	4.18(b)
“Transaction Election”	1.04
“Transaction Test Date”	1.04
“Verification Covenant”	6.02

Section 1.03 Rules of Construction.

(a) Unless the context otherwise requires:

(1) the table of contents and headings are for convenience only and shall not affect the interpretation of this Indenture;

(2) unless otherwise specified, references to articles, sections, clauses, appendices, exhibits, schedules or annexes are references to articles, sections, clauses, appendices, exhibits, schedules or annexes to this Indenture;

(3) references to any person, including, without limitation, any party to this Indenture or any other document or agreement, shall include its successors and permitted transferees and assigns;

(4) an “authorization” includes an authorization, consent, approval, resolution, license, exemption, filing, registration and notarization;

(5) “law” shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, by-law, order, ordinance or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court, in each case having the force of law;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(6) unless as otherwise provided, any reference to assignment of a person’s rights and/or obligations shall be construed to refer to assignment, transfer or novation of those rights and/or obligations;

(7) any reference to the actions or omissions of agents, representatives or authorized persons shall refer only to actions or omissions taken in connection with the agency, representation or authorization;

(8) the omission of the word “any” or the phrase “if any” with respect to anything shall not imply that the thing exists or is required, notwithstanding the inclusion of such word or phrase (for clarity) in other provisions;

(9) any reference to an action being taken “pursuant to” an agreement or document, or any specified provision thereof, shall be construed to mean “pursuant to and in compliance with” the requirements of such agreement, document or provision;

(10) in some instances, a word or reference that, pursuant to these rules of interpretation, is not necessary (for example, inclusion of both the singular and plural), may be included for emphasis or clarity, and any such usage shall not give rise to any negative implication in relation to any other usage, which other usage shall nonetheless be interpreted strictly in accordance with the rules of interpretation set forth herein;

(11) a term has the meaning assigned to it;

(12) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(13) “or” is not exclusive;

(14) “including” means “including without limitation” whether or not stated;

(15) words in the singular include the plural, and in the plural include the singular;

(16) “will” shall be interpreted to express a command and shall be construed to have the same meaning and effect as the word “shall”;

(17) provisions apply to successive events and transactions;

(18) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(19) references to any document, agreement or instrument means such document, agreement or instrument as it may be amended, amended and restated or otherwise modified in accordance with its terms.

Section 1.04 Limited Condition Transactions. Notwithstanding anything in this Indenture to the contrary, when (i) calculating availability under any applicable basket or ratio in this Indenture in connection with the incurrence of Indebtedness, the creation of Liens, the making of any Asset Sale, the making of any acquisitions, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as restricted or unrestricted, the repayment of Indebtedness or for any other purpose, (ii) determining whether any Default or Event of Default has occurred, is continuing or would result from any action, or (iii) determining compliance with any representations and warranties and any other condition precedent to any action or transaction, in each case of clauses (i) through (iii) in connection with a Limited Condition Transaction, the date of determination of such basket or ratio, whether any Default or Event of Default has occurred, is continuing or would result therefrom, or the satisfaction of any other condition precedent shall, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, a “Transaction Election”), be deemed to be the date of declaration of such Restricted Payment or the date that the definitive agreement for such Restricted Payment, Investment, acquisition, Asset Sale or incurrence, repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Equity is entered into, the date a public announcement of an intention to make an offer in respect of the target of such acquisition or Investment or the date of such notice, which may be conditional, of such repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Equity or such Asset Sale is given to the holders of such Indebtedness, Disqualified Stock or Preferred Equity (any such date, the “Transaction Test Date”). If on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and any related pro forma adjustments, with such baskets and ratios, absence of defaults, satisfaction of conditions precedent and other provisions calculated as if such Limited Condition Transaction or other transactions had occurred on the relevant Transaction Test Date in compliance with the applicable baskets and ratios or other provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (i) if any of such baskets, ratios, absence of defaults, satisfaction of conditions precedent or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Distributable Cash), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, absence of defaults, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached, or otherwise failed to have been satisfied as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction and any related transactions is permitted hereunder and (ii) such baskets and ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions. If the Issuer has made a Transaction Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Limited Condition Transaction or otherwise on or following the relevant Transaction Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated. For purposes of any calculation of any ratio that includes Fixed Charges or otherwise includes interest expense of any Indebtedness to be incurred, such Fixed Charges or interest expense may be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Issuer in good faith.

Section 1.05 Certain Compliance Calculations.

(a) Notwithstanding anything to the contrary herein, in the event an item of Indebtedness, Disqualified Stock or Preferred Equity (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken based on a ratio basket based on the Holdco Debt Ratio, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to (a) amounts being utilized under any other basket (other than a ratio basket based on the Holdco Debt Ratio) on the same date, or (b) the incurrence of any Indebtedness under any revolving facility or letter of credit facility immediately prior to or in connection therewith. Each item of Indebtedness, Disqualified Stock or Preferred Equity that is incurred or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the Holdco Debt Ratio test.

(b) For purposes of any calculation under this Indenture, the Issuer may elect, at any time (which election may not be changed with respect to such revolving Indebtedness), to either (x) give pro forma effect to the incurrence of the entire committed amount of such revolving Indebtedness, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with any provision under this Indenture, or (y) give pro forma effect to the incurrence of the actual amount drawn under such revolving Indebtedness, in which case, the ability to incur the amounts committed to under such revolving Indebtedness will be subject to the provisions of this Indenture.

Section 1.06 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.06.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(d) The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(e) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.06(e) shall have the same effect as if given or taken by separate Holders of each such different part.

(f) Without limiting the generality of the foregoing, a Holder, including DTC and the Depositary, that is a Holder of a Global Note may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and any Person that is a Holder of a Global Note, including DTC and the Depositary, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(g) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 120 days after such record date.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Section 1.07 Timing of Payment. Notwithstanding anything herein to the contrary, if the date on which any payment is to be made pursuant to this Indenture or the Notes is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day and the amount of any such payment that is an interest payment will reflect accrual only through the original payment date and not through the next succeeding Business Day.

Section 1.08 Role of the Collateral Agent. The parties hereto agree that, in acting hereunder, the Collateral Agent shall be entitled to all of its rights, powers, protections and immunities set forth in the Collateral Agency Agreement (and that, in the case of any conflict between the provisions of this Indenture and the provisions of the Collateral Agency Agreement in respect of such rights, powers, protections and immunities only, the Collateral Agency Agreement shall prevail).

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Except as otherwise provided in this Section 2.01, Notes issued in global form (and the Trustee’s certificate of authentication of such Notes) will be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each such Note will be dated the date of its authentication. Except as otherwise provided in this Section 2.01, Notes issued in definitive form will be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Notes duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Following the termination of the applicable Restricted Period, the Regulation S Temporary Global Note Legend shall be deemed removed from the Regulation S Temporary Global Note for the Notes, following which temporary beneficial interests in the Regulation S Temporary Global Note shall automatically become beneficial interests in the Regulation S Permanent Global Note of the Notes pursuant to the Applicable Procedures.

The aggregate principal amount of a Regulation S Temporary Global Note for the Notes and a Regulation S Permanent Global Note of the Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and/or the Paying Agent and the Depositary or their respective nominees, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

(e) Additional Notes. Subject to compliance with the provisions of this Indenture, the Issuer may, without notice to or the consent of the Holders from time to time after the Issue Date issue Additional Notes, ranking pari passu with the Initial Notes, and such Additional Notes shall be consolidated with and form a single class with the Initial Notes (except as otherwise provided for herein) and shall have the same terms as the Initial Notes (except for any differences in the issue price, the issue date and the interest accrued, if any); provided, however, that a separate CUSIP or ISIN will be issued for the Additional Notes, unless the Additional Notes are fungible with the Initial for U.S. federal income tax purposes. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for the Issuer by manual or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual or electronic signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

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At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Company to the Trustee for authentication, together with a written order of the Issuer signed by at least one Officer for the authentication and delivery of such Notes (an “Authentication Order”), and the Trustee in accordance with such Authentication Order shall authenticate and deliver such Notes, without any further action by the Issuer hereunder; provided that the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel with respect to the issuance, authentication and delivery of any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

For the avoidance of any doubt, any Additional Notes that are issued in connection with a transaction in which an Officer’s Certificate and Opinion of Counsel was delivered shall be valid for all purposes and constitute Additional Notes hereunder, even if subsequently it is determined that such issuance was not in compliance with the covenants of this Indenture.

Section 2.03 Registrar and Paying Agent.

The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at

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any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) will have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer on its own behalf and on behalf of the Guarantors will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1) the Depositary notifies the Issuer that it is unwilling or unable to continue to act as Depositary for the Global Notes or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause this issuance of Definitive Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events, Definitive Notes shall be issued and delivered in such names as the Depositary shall instruct the Trustee, in accordance with the Depositary’s customary procedures. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

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(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1), the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

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provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) and the Registrar receives the following:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(B) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof; and, in each such case set forth in this clause (4), if the Registrar

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so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this clause (4) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this clause (4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

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(F) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to Holders of such Notes. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(B) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

and, in each such case set forth in this clause (3), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to Holders of such Notes. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof;

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(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, in the case of clause (E) above, the IAI Global Note and in all other cases, the appropriate Unrestricted Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

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(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

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(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) [Reserved].

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture or any supplemental indenture governing Additional Notes.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG

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AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (G) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), (F) OR (G) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

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UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY US PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WAS FIRST OFFERED AND (ii) THE DATE OF ISSUE OF THESE NOTES.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global

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Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 3.09, Section 4.12 and Section 4.17).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuer will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat any Holder as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

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(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by Electronic Means.

(9) None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, an agent member of the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any agent member of the Depositary, with respect to any ownership interest in the Notes or with respect to the delivery to any agent member of the Depositary, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the applicable procedures. The Trustee and each Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee and each Agent shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee or any Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any agent member of the Depositary or between or among the Depositary, any such agent member of the Depositary and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

(10) Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Issuer, the Trustee, any Agent, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

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None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or an Affiliate of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replacement Note is held by a “protected purchaser” under the UCC.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will deliver Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 12, an Officer’s Certificate setting forth:

(a)	the Section of this Indenture pursuant to which the redemption shall occur;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b)	the redemption date;

(c)	the Notes to be redeemed;

(d)	the principal amount of Notes to be redeemed;

(e)	the redemption price; and

(f)	the CUSIP number of the Notes to be redeemed.

Section 3.02 Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption by lot or on a pro rata basis (provided that, in the case of Global Notes, Global Notes shall be selected for redemption pursuant to the Applicable Procedures) and, if applicable, with such adjustments so that only Notes in denominations of $2,000 or whole multiples of $1,000 in excess thereof will be purchased unless otherwise required by law, Applicable Procedures, or applicable stock exchange requirements.

No Notes of $2,000 or less can be redeemed in part. In the event of partial redemption, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not in the amount of $2,000 or a whole multiple of $1,000 thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Issuer will deliver a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 12.

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The notice will identify the Notes to be redeemed and will state:

(a) the redemption date;

(b) the redemption price, or if not then ascertainable, the manner of calculation thereof;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(i) any conditions precedent to which the redemption is subject.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 10 days prior to the redemption date (unless a shorter period is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the form of notice to be provided.

Any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of any related Equity Offerings, Change of Control or other transaction. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice of redemption shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person (it being understood that any such provision for payment by another Person will not relieve the Issuer and the Guarantors, if any, from their obligations with respect to such redemption in the event such other person fails to do so and all conditions to such redemption, if any, are satisfied).

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Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is delivered in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to the fourth paragraph of Section 3.03.

Section 3.05 Deposit of Redemption Price.

Prior to 11:00 a.m. (New York City time) on the redemption date, the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that redemption date; provided, however, that to the extent any such funds are received by the Paying Agent from the Issuer after such time on such due date, such funds will be distributed to such Persons as promptly as practicable. The Paying Agent shall promptly return to the Issuer any money deposited with such Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder as at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to January 15, 2027, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes issued under this Indenture prior to the redemption date, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 107.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date with an amount not to exceed the amount of net cash proceeds of one or more Equity Offerings consummated after the Issue Date; provided that:

(1) at least 50% of the aggregate principal amount of Notes issued under this Indenture on the Issue Date (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption (unless all such Notes are otherwise repurchased or redeemed pursuant to another provision described under this Article 3); and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

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(b) At any time prior to January 15, 2027, the Issuer may on any one or more occasions redeem all or any part of the Notes upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Redemption Premium as of, and accrued and unpaid interest, if any, to the date of redemption.

(c) On or after January 15, 2027, the Issuer may on any one or more occasions redeem all or any part of the Notes, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as a percentage of principal amount of the Notes) set forth below, plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2027	103.500%
2028	101.750%
2029 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(e) Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer or Asset Sale Offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Issuer, or any third party making such offer in lieu of the Issuer, purchase all of the Notes validly tendered and not validly withdrawn by such Holders, all of the Holders of the Notes will be deemed to have consented to such tender or other offer, and accordingly the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 15 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such offer (which may be less than par) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling prior to or on the redemption date. In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn such Notes in a tender offer, including a Change of Control Offer or Asset Sale Offer, as applicable, Notes owned by an Affiliate of the Issuer or by funds controlled or managed by any Affiliate of the Issuer, or any successor thereof, shall be deemed to be outstanding for the purposes of such tender offer, including a Change of Control Offer or Asset Sale Offer, as applicable.

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Section 3.08 Mandatory Redemption; Purchases of Notes.

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer, the Restricted Subsidiaries and their respective Affiliates may at any time and from time to time purchase the Notes in the open market, by tender offer, in negotiated transactions or otherwise.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence a Collateral Asset Sale Offer or an Asset Sale Offer, or if the Issuer shall elect to commence a Collateral Advance Offer or Advance Offer, the Issuer shall follow the procedures specified below.

(b) The Collateral Asset Sale Offer, the Collateral Advance Offer, the Asset Sale Offer or the Advance Offer, as the case may be, shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Collateral Excess Proceeds or Excess Proceeds, as the case may be (the “Offer Amount”), to the purchase of Notes and, if required or permitted by the terms thereof, to other First Lien Obligations (in the case of Collateral Excess Proceeds) or to any other Senior Indebtedness (in the case of Excess Proceeds) (on a pro rata basis, if applicable, with adjustments as necessary so that no Notes or other First Lien Obligations or Senior Indebtedness, as the case may be, will be repurchased in part in an unauthorized denomination), or, if less than the Offer Amount has been tendered, all Notes and other First Lien Obligations (in the case of Collateral Excess Proceeds), or all Notes and any other Senior Indebtedness (in the case of Excess Proceeds), in each case, tendered in response to the Collateral Asset Sale Offer, the Collateral Advance Offer, the Asset Sale Offer or the Advance Offer, as the case may be. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after a record date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, up to but excluding the Purchase Date shall be paid to the Holder at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Collateral Asset Sale Offer, the Collateral Advance Offer, the Asset Sale Offer or the Advance Offer, as the case may be.

(d) Upon the commencement of a Collateral Asset Sale Offer, a Collateral Advance Offer, an Asset Sale Offer or an Advance Offer, as the case may be, the Issuer shall send, electronically or by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Collateral Asset Sale Offer, the Collateral Advance Offer, the Asset Sale Offer or the Advance Offer, as the case may be. The Collateral Asset Sale Offer, the Collateral Advance Offer, the Asset Sale Offer or the Advance Offer, as the case may be, shall be made to all Holders and, if required or permitted by the terms thereof, holders of other First Lien Obligations (in the case of Collateral Excess Proceeds) or any other Senior Indebtedness (in the case of Excess Proceeds). The notice, which shall govern the terms of the Collateral Asset Sale Offer, the Collateral Advance Offer, the Asset Sale Offer or the Advance Offer, as the case may be, shall state:

(1) that the Collateral Asset Sale Offer, the Collateral Advance Offer, the Asset Sale Offer or the Advance Offer, as the case may be, is being made pursuant to this Section 3.08 and Section 4.10 hereof and the length of time the Collateral Asset Sale Offer, the Collateral Advance Offer, the Asset Sale Offer or the Advance Offer, as the case may be, shall remain open;

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(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment shall continue to accrue interest;

(4) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Collateral Asset Sale Offer, the Collateral Advance Offer, the Asset Sale Offer or the Advance Offer, as the case may be, shall cease to accrue interest on and after the Purchase Date;

(5) that any Holder electing to have less than all of the aggregate principal amount of its Notes purchased pursuant to a Collateral Asset Sale Offer, a Collateral Advance Offer, an Asset Sale Offer or an Advance Offer, as the case may be, may elect to have Notes purchased in integral multiples of $1,000;

(6) that Holders electing to have a Note purchased pursuant to any Collateral Asset Sale Offer, Collateral Advance Offer, Asset Sale Offer or Advance Offer, as the case may be, shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer such Note by book-entry transfer, to the Issuer, the applicable Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least two Business Days before the Purchase Date;

(7) that Holders shall be entitled to withdraw their election if the Issuer, the applicable Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the tenth Business Day prior to the expiration date of the Offer Period, an Electronic Means transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and, if applicable, other First Lien Obligations (in the case of Collateral Excess Proceeds) or any other senior Indebtedness (in the case of Excess Proceeds), in each case, surrendered by the holders thereof exceeds the Offer Amount (or, in the case of an Collateral Advance Offer or an Advance Offer, the Collateral Advance Portion or Advance Portion, respectively), the Issuer shall purchase such Notes (subject to Applicable Procedures as to Global Notes) and such other First Lien Obligations or Senior Indebtedness, as the case may be, on a pro rata basis based on the aggregate principal amount (or accreted value, if applicable) of the Notes or such other First Lien Obligations or Senior Indebtedness, as the case may be, tendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in integral multiples of $1,000 are purchased); and

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(9) that Holders whose certificated Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not repurchased; provided that new Notes will only be issued in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The notice, if delivered electronically or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (i) the notice is delivered or mailed in a manner herein provided and (ii) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(e) On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis as described in clause (d)(8) of this Section 3.09, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Collateral Asset Sale Offer, the Collateral Advance Offer, the Asset Sale Offer or the Advance Offer, as the case may be, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, only an Officer’s Certificate and not an Opinion of Counsel is required for the Trustee to authenticate and deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not repurchased; provided, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall announce the results of the Collateral Asset Sale Offer, the Collateral Advance Offer, the Asset Sale Offer or the Advance Offer, as the case may be, on or as soon as practicable after the Purchase Date on the website or online data system maintain pursuant to Section 4.03(a) hereof.

(g) Prior to 11:00 a.m. (New York City time) on the Purchase Date, the Issuer shall deposit with the Paying Agent money sufficient to pay the purchase price of and accrued and unpaid interest on all Notes to be purchased on that Purchase Date; provided, however, that to the extent any such funds are received by the Paying Agent from the Issuer after such time on such due date, such funds will be distributed to such Persons as promptly as practicable. The Paying Agent shall promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the purchase price of, and accrued and unpaid interest on, all Notes to be redeemed.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Other than as specifically provided in this Section 3.08 or Section 4.10 hereof, any purchase pursuant to this Section 3.08 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof, and references therein to “redeem,” “redemption,” “Redemption Date” and similar words shall be deemed to refer to “purchase,” “repurchase,” “Purchase Date” and similar words, as applicable.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

Section 4.02 Maintenance of Office or Agency.

The Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Section 4.03	Reports.

The Issuer will deliver to the Trustee and make available to the Holders of the Notes, without cost to the Trustee or any Holder:

(a) within 120 days after the end of each fiscal year of the Issuer, an annual report containing, to the extent applicable, the following information:

(1) audited consolidated balance sheets of the Issuer and audited consolidated income statements and audited statements of cash flow of the Issuer as of and for the two most recent fiscal years, including appropriate footnotes to such financial statements, audited by an internationally recognized firm of independent public accountants, and the report of the independent public accountants of the Issuer on such financial statements; and

(2) a “management’s discussion and analysis” of the results of operations of the Issuer and its Subsidiaries on a consolidated basis for the periods presented in a level of detail comparable to the management’s discussion and analysis of the results of operations contained in the Offering Memorandum;

(b) within 60 days after the end of the first three fiscal quarters in each fiscal year of the Issuer, a quarterly report containing, to the extent applicable, the following information:

(1) an unaudited condensed consolidated balance sheet of the Issuer as of the end of such fiscal quarter and unaudited condensed statements of income and cash flow for the most recent fiscal interim period ending on the date of the unaudited condensed balance sheet, and the comparable prior year period (or comparable prior year end, in the case of such balance sheet), together with condensed footnote disclosure; and

(2) a “management’s discussion and analysis” of the results of operations of the Issuer and its Subsidiaries on a consolidated basis for the periods presented in a level of detail comparable to the management’s discussion and analysis of the results of operations contained in the Offering Memorandum;

(c) within 10 Business Days after the occurrence of any event that would require a filing with the Commission on Form 8-K under Items 1.03, 2.01 (only with respect to acquisitions that the Issuer determines in good faith are material to holders of the Notes), 4.01, 4.02(a) and (b), 5.01 and 5.02(b) (with respect to the principal executive officer, president, principal financial officer, principal accounting officer and principal operating officer only) as in effect as of the Issue Date, a notice or report containing a brief description of such event.

All such annual and quarterly financial statements will be prepared in accordance with GAAP (with the absence of year-end adjustments in the case of quarterly financial statements). For the avoidance of doubt, no report needs to include separate financial statements for the Issuer, any Guarantor or any Subsidiary that is not a Guarantor.

Notwithstanding the foregoing, with respect to any financial statements, reports, information and other disclosures provided in clauses (a) through (c) above, such (A) such financial statements, reports, information and other disclosures shall not be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement, agreement, plan or understanding between the Issuer (or any Parent Entity or Subsidiaries of the

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Issuer) and any director, manager or officer, of the Issuer (or any Parent Entity or Subsidiaries of the Issuer), (B) the Issuer shall not be required to make available any information regarding the occurrence of any of the events set forth in clause (c) above if the Issuer determines in its good faith judgment that the event that would otherwise be required to be disclosed is not material to the holders of the Notes or the business, assets, operations, financial positions or prospects of the Issuer and its Restricted Subsidiaries taken as a whole, (C) no such financial statements, reports, information or other disclosures will be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any “non-GAAP” financial information contained therein, (D) no such report will be required to comply with Regulation S-K or Regulation S-X including, without limitation, Rules 3-05, 3-09, 3-10, 3-16, 13-01, 13-02 or Article 11 thereof, (E) no such financial statements, reports, information or other disclosures will be required to provide any information that is not otherwise similar to information currently included in the Offering Memorandum, (F) in no event will such financial statements, reports, information or other disclosures be required to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits under the Commission rules, (G) trade secrets and other information that could, in the Issuer’s good faith judgment, cause competitive harm to the Issuer and its Subsidiaries may be excluded from any such financial statements, reports, information or other disclosures, (H) such financial statements or information will not be required to contain any “segment reporting,” (I) such financial statements and information may, at the election of the Issuer, be prepared in accordance with GAAP or IFRS, (J) the Issuer may elect to change its fiscal year end, and (K) no acquired business financial statements or pro forma financial statements shall be required to be disclosed.

If the Issuer or any Parent Entity does not file reports containing such information with the SEC, then the Issuer shall make available such financial statements, reports, information and other disclosures to any Holder, in each case by posting such information on a password-protected website or online data system which shall require a confidentiality acknowledgment, and will make such information readily available to any bona fide prospective investor who agrees to treat such information as confidential; provided that the Issuer shall post such financial statements, reports, information and other disclosures thereon and make readily available any password or other login information to any such bona fide prospective investor; provided, however, that the Issuer may deny access to any competitively-sensitive information otherwise to be provided pursuant to this Section 4.03 to any such Holder or bona fide prospective investor to the extent that the Issuer determines in good faith that the provision of such information to such Person would be competitively harmful to the Issuer and its Subsidiaries; and provided, further, that such Holders and bona fide prospective investors shall agree to (A) treat all such financial statements, reports, information and other disclosures as confidential, (B) not to use such financial statements, reports, information and other disclosures for any purpose other than their investment or potential investment in the Notes and (C) not publicly disclose any such financial statements, reports, information and other disclosures.

To the extent not satisfied by this Section 4.03, the Issuer shall furnish to holders of Notes and prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act by persons who are not “affiliates” as defined under the Securities Act.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Notwithstanding the foregoing, the Issuer may satisfy its obligations in this Section 4.03 with respect to financial information relating to the Issuer by furnishing financial information relating to any Parent Entity; provided that, if such financial information relates to any such Parent Entity that is not a Guarantor, then the same is accompanied by selected financial metrics that show the differences (in the Issuer’s sole discretion) between the information relating to such Parent Entity, on the one hand, and the information relating to the Issuer and its Subsidiaries on a standalone basis, on the other hand.

The Issuer shall use its commercially reasonable efforts to participate in quarterly conference calls (which may be a single conference call together with investors and lenders holding other securities or Indebtedness of the Issuer, its Restricted Subsidiaries and/or any direct or indirect parent of the Issuer) to discuss results of operations. The conference call will be following the last day of each fiscal quarter of the Issuer within a reasonable period of time following the time that the Issuer distributes the financial information as set forth in clauses (a) and (b) above. Prior to the conference call, the Issuer will issue a press release or otherwise announce (including, for the avoidance of doubt, by posting an announcement to a password-protected website or online data system through which information described in this Section 4.03 is provided) the time and date of such conference call and provide instructions for holders of Notes, prospective investors in the Notes, securities analysts and market making financial institutions to obtain access to such call.

To the extent any information is not provided within the time periods specified in this Section 4.03 and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

The Trustee shall not be obligated or under any duty to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents posted to Intralinks or another password protected website or data system or filed with the Commission or EDGAR or any website, or to participate in any conference calls.

The delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.04 Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer and, if timely, accompanying the annual financial statements as described in Section 4.03 of this Indenture, a statement regarding compliance with this Indenture in an Officer’s Certificate also confirming that, to the signing officer’s knowledge, no Event of Default or Default has occurred and is continuing which has not been waived, or, if the same has occurred, a description of any measures taken or proposed to be taken by the Issuer to address the same.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b) So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, within 20 Business Days of any of their Officers becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto, but only to the extent such Default or Event of Default has not been cured by the end of such 20 Business Day period.

Section 4.05 Taxes.

Each of the Issuer and its respective Restricted Subsidiaries (or, for the purposes of this Section 4.05, if such entity is a disregarded entity for U.S. federal income tax purposes, its owner for U.S. federal income tax purposes) will pay or cause to be paid all material Taxes (if any) imposed on it or its property by any Governmental Authority, when due, giving effect to any applicable extensions, unless these are being contested in good faith and by appropriate proceedings and an appropriate reserve has been established in respect thereof in accordance with GAAP.

Section 4.06 Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as holders (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or any of its Restricted Subsidiaries and other than dividends or distributions payable to the Issuer or its Restricted Subsidiaries on at least a pro rata basis);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any Parent Entity other than Equity Interests held by the Issuer or any of its Restricted Subsidiaries;

(3) make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any subordinated Indebtedness (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Subsidiaries), except (i) a payment of principal at the Stated Maturity thereof or (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement for value; or

(4) make any Restricted Investment in any Person,

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of any such Restricted Payment, no Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment, and:

(A) if the Fixed Charge Coverage Ratio for the applicable Test Period at the time of such Restricted Payment is greater than or equal to 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Reference Date (excluding Restricted Payments permitted by clauses (2) through (23) of Section 4.07(b)), is less than the sum, without duplication, of:

(i) Cumulative Distributable Cash, determined as of the date such Restricted Payment is made; plus

(ii) 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities and other property received by the Issuer since the Reference Date (x) as a contribution to its common equity capital or (y) in consideration of the sale or issuance of Equity Interests of the Issuer (other than Disqualified Stock or Designated Preferred Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock of the Issuer or convertible or exchangeable Indebtedness of the Issuer, in each case that have been converted into or exchanged for Equity Interests of the Issuer or any Parent Entity (other than Equity Interests (or Disqualified Stock or convertible or exchangeable Indebtedness) sold to a Subsidiary of the Issuer); plus

(iii) the aggregate amount of Retained Asset Sale Proceeds and Declined Excess Proceeds since the Reference Date; plus

(iv) to the extent that any Restricted Investment that was made after the Reference Date is sold for cash or otherwise liquidated or repaid for cash, 100% of the aggregate amount received by the Issuer or its Restricted Subsidiaries in cash and the Fair Market Value of property other than cash received; plus

(v) the net reduction in Restricted Investments after the Reference Date resulting from dividends, liquidating distributions, redemptions, repayments of loans or advances, or other transfers of assets in each case to the Issuer or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries and Joint Ventures) or from redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries; plus

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(vi) $2.0 billion,

in the case of each of the foregoing items (ii) through (v) for purposes of this clause (A), to the extent such amounts have not been included in Cumulative Distributable Cash for any period commencing on or after the Reference Date (such items (ii) through (v) being referred to collectively as “Incremental Funds”); minus

(vii) the aggregate amount of Incremental Funds previously expended pursuant to this clause (A) or clause (B) below; or

(B) if the Fixed Charge Coverage Ratio for the applicable Test Period at the time of such Restricted Payment is less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made (excluding Restricted Payments permitted by clauses (2) through (19) of Section 4.07(b)) is less than the sum, without duplication, of:

(i) the greater of (x) $2.0 billion and (y) 60.0% of Distributable Cash for the applicable Test Period, less the aggregate amount of all Restricted Payments made by the Issuer and its Restricted Subsidiaries pursuant to this clause (B)(i) during the period beginning on the Reference Date and ending on the last day of the fiscal quarter immediately preceding the quarter in which such Restricted Payment is made; plus

(ii) Incremental Funds to the extent such amounts have not previously been expended pursuant to this clause (B) or clause (A) above (including any amounts that were included in Cumulative Distributable Cash for any period commencing on or after the Reference Date and expended pursuant to clause (A) above).

(b) The preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock), or from the substantially concurrent contribution to the common equity capital of the Issuer (other than from a Subsidiary of the Issuer); provided that the amount of any net cash proceeds that are utilized for any such Restricted Payment will not be or not have been included in Incremental Funds;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(3) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer held by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, restricted stock grant, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $50 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years); and provided further, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds from (i) the sale of Equity Interests of the Issuer received by the Issuer or a Restricted Subsidiary during such calendar year, in each case to any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or any of its Restricted Subsidiaries (to the extent not included in Incremental Funds) and (ii) key man life insurance policies received by the Issuer or any of its Restricted Subsidiaries in such calendar year;

(4) the defeasance, redemption, repurchase, repayment or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Refinancing Indebtedness;

(5) the repurchase, redemption or other acquisition or retirement for value of any Preferred Stock, any Disqualified Stock or any subordinated Indebtedness pursuant to provisions similar to those described in Sections 4.10 and 4.15 hereof; provided that all Notes tendered by Holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(6) [reserved];

(7) [reserved];

(8) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or its Restricted Subsidiaries or any Preferred Equity of any Restricted Subsidiary (other than the Issuer or the Guarantors) issued on or after the Reference Date in accordance with Section 4.09;

(9) payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options, warrants or similar securities or the conversion or exchange of Capital Stock of any such Person;

(10) (i) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Reference Date; provided that for the applicable Test Period, after giving effect to such issuance or declaration on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to Section 4.09(a); and (ii) the declaration and payment of dividends

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

to any Parent Entity, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such Parent Entity after the Reference Date; provided that the amount of dividends paid pursuant to this subclause (ii) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock;

(11) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests in accordance with the charter, partnership agreement, limited liability company agreement or other governing documents of such Restricted Subsidiary or on a pro rata basis or a more favorable basis to the Issuer or the Restricted Subsidiary that is the parent of the Restricted Subsidiary making such payment;

(12) any payments pursuant to clauses (19) through (21) of Section 4.11(b)(19);

(13) additional Restricted Payments made after the Issue Date in an aggregate amount pursuant to this clause (13) not to exceed the greater of (A) $100 million and (B) 3.0% of Distributable Cash for the applicable Test Period;

(14) other Restricted Payments, so long as the Holdco Debt Ratio is no greater than 0.95 to 1.0 determined on a pro forma basis for the applicable Test Period; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under this clause (14), no Event of Default shall have occurred and be continuing or would otherwise occur as a consequence thereof;

(15) the purchase by the Issuer of fractional shares arising out of stock dividends, splits or combinations or business combinations and payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets;

(16) dividends or other distributions by the Issuer or any Restricted Subsidiary of (x) Capital Stock of an Unrestricted Subsidiary, or (y) Indebtedness owed to the Issuer or a Restricted Subsidiary by, an Unrestricted Subsidiary, in each case, other than an Unrestricted Subsidiary the principal asset of which is (i) cash and Cash Equivalents or (ii) intellectual property that is material to the Issuer and its Subsidiaries, taken as a whole;

(17) any prepayment, redemption, purchase, repurchase or defeasance of Equity Interests or subordinated Indebtedness pursuant to a Permitted Transaction;

(18) any prepayment, redemption, purchase, repurchase or defeasance of any Equity Interests (i) pursuant to any definitive agreement in effect as of the Reference Date and (ii) up to an additional aggregate amount pursuant to this clause (18) not to exceed $1.5 billion;

(19) the defeasance, redemption, repurchase, repayment or other acquisition of subordinated Indebtedness that constitutes a Non-Recourse Financing;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(20) (i) the declaration and payment of dividends on the common stock or common Equity Interests of the Issuer or any Parent Entity (and any equivalent declaration and payment of a distribution of any security exchangeable for such common stock or common Equity Interests to the extent required by the terms of any such exchangeable securities and any Restricted Payment to any such Parent Entity to fund the payment by such Parent Entity of dividends on such entity’s Capital Stock), following a public offering of such common stock or common Equity Interests (or such exchangeable securities, as applicable), in an amount in any fiscal year not to exceed the sum of (A) 7% of the amount of net cash proceeds received by or contributed to the Issuer or any of its Restricted Subsidiaries from any such public offering and (B) 7% of Market Capitalization; or (ii) in lieu of all or a portion of the dividends permitted by subclause (i), any prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of the Issuer’s Capital Stock (and any equivalent prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of any security exchangeable for such common stock or common equity interests to the extent required by the terms of any such exchangeable securities and any Restricted Payment to any Parent Entity to fund the prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of such entity’s Capital Stock) for aggregate consideration that, when taken together with dividends permitted by subclause (i), does not exceed the amount contemplated by subclause (i);

(21) Restricted Payments made in connection with or relating to, and deemed reasonably necessary by the Issuer in good faith for the consummation of, any IPO Reorganization Transactions or Tax Restructuring; provided that if immediately after giving pro forma effect to any such IPO Reorganization Transactions or Tax Restructuring and the transactions to be consummated in connection therewith, any distributed asset ceases to be owned by the Issuer or any Restricted Subsidiary (or any entity ceases to be a Restricted Subsidiary), the applicable portion of such Restricted Payment must be otherwise permitted under another provision of this covenant (and constitute utilization of such other Restricted Payment exception or capacity);

(22) payments made or expected to be made (including repurchases of Capital Stock) by the Issuer or any of its Restricted Subsidiaries in respect of withholding or similar Taxes payable in connection with the exercise or vesting of Capital Stock or any other equity award by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or any of its Restricted Subsidiaries or any Parent Entity and purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, equity-based awards or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof or payments in respect of withholding or similar Taxes payable upon exercise or vesting thereof; and

(23) distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Receivables Subsidiary in connection with, any Permitted Receivables Financing.

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(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment, without giving effect to subsequent changes in value. The Fair Market Value of any cash Restricted Payment shall be its face amount.

(d) For purposes of determining compliance with this Section 4.07, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (1) through (23) of Section 4.07(b) or is entitled to be made pursuant to Section 4.07(a) or as a Permitted Investment, the Issuer will be able to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (1) through (23) of Section 4.07(b) and Section 4.07(a) or as a Permitted Investment in any manner that otherwise complies with this Section 4.07.

(e) For the avoidance of doubt, this Section 4.07 shall not restrict the making of any “AHYDO catch-up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture.

Section 4.08	Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

(2) pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary;

(3) make loans or advances to the Issuer or any other Restricted Subsidiary; or

(4) transfer any of its properties or assets to the Issuer or any other Restricted Subsidiary.

(b) Section 4.08(a) hereof will not apply to:

(1) encumbrances and restrictions existing under or by reason of the Notes, this Indenture or the Guarantees;

(2) encumbrances and restrictions existing under or by reason of (i) any agreement or instrument relating to, or entered into in connection with, any Project, any Project Obligations, any Permitted Project Undertaking, any Permitted Business Investment, any Permitted Transaction, or any Non-Recourse Financing, in each case that is not prohibited by this Indenture, or (ii) any Project Document;

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(3) any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred or issued subsequent to the Issue Date pursuant to Section 4.09 hereof if (i) such encumbrance or restriction will not materially impair the ability of the Issuer and the Guarantors, taken as a whole, to make anticipated principal or interest payments on the Notes (as determined in good faith by the Issuer), (ii) such encumbrances and restrictions are not materially more disadvantageous, taken as a whole, to the holders of the Notes than is customary in comparable financings for similarly situated issuers (as determined in good faith by the Issuer), or (iii) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness, Disqualified Stock or Preferred Stock;

(4) any agreement or instrument in effect on the Issue Date, including pursuant to the Existing Notes, the Existing Indentures and the guarantees thereof;

(5) with respect to restrictions or encumbrances referred to in clause (a)(4) of this Section 4.08, encumbrances and restrictions: (i) that restrict in a customary manner the subletting, assignment or transfer of any properties or assets that are subject to a lease, license, conveyance or other similar agreement to which the Issuer or any Restricted Subsidiary is a party; and (ii) contained in Finance Lease Obligations, purchase money obligations or operating leases that impose such restrictions or encumbrances on the property so purchased, leased, expanded, constructed, developed, installed, replaced, relocated, renewed, maintained, upgraded, repaired or improved;

(6) encumbrances or restrictions contained in any agreement or other instrument of (i) a Person acquired by or merged, amalgamated or consolidated with or into the Issuer or any Restricted Subsidiary in effect at the time of such acquisition, merger, amalgamation or consolidation, as applicable or (ii) an Unrestricted Subsidiary, at the time it is designated or deemed to become a Restricted Subsidiary, in each case, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, and was not put in place in contemplation of such event;

(7) encumbrances or restrictions contained in contracts for sales of Capital Stock or assets that are not prohibited by Section 4.10 with respect to the assets or Capital Stock to be sold pursuant to such contract or in customary merger or acquisition agreements (or any option to enter into such contract) for the purchase or acquisition of Capital Stock or assets or any of the Issuer’s Subsidiaries by another Person;

(8) encumbrances or restrictions existing under or by reason of applicable law, regulation or similar restriction or by governmental licenses, concessions, franchises or permits;

(9) encumbrances or restrictions on cash or other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

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(10) customary provisions in joint venture agreements and other similar agreements or arrangements relating to such joint venture (as determined by the Issuer in good faith);

(11) in the case of clause (a)(4) of this Section 4.08, customary encumbrances or restrictions in connection with purchase money obligations, mortgage financings, Finance Lease Obligations and Sale and Leaseback Transactions;

(12) any encumbrance or restriction arising by reason of customary non-assignment provisions;

(13) customary restrictions on fiduciary cash held by the Issuer’s Restricted Subsidiaries;

(14) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements;

(15) customary restrictions on the transfer of non-cash assets contained in power purchase agreements and similar agreements;

(16) [reserved];

(17) customary provisions in agreements governing Hedging Obligations;

(18) customary provisions contained in agreements entered into in the ordinary course of business or encumbrances or restrictions existing under or by reason of any Lien permitted to be incurred pursuant to Section 4.12;

(19) encumbrances or restrictions contained in the charter, partnership agreement or limited liability company agreement or other governing documents of a Restricted Subsidiary relating to tax equity or similar financings;

(20) any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, renewal, replacement or refinancing of Indebtedness incurred pursuant to, or that otherwise extends, renews, refunds, increases, supplements, modifies, refinances or replaces, an agreement, contract, obligation or instrument referred to in clauses (1) through (19) of this Section 4.08(b) or contained in any amendment, supplement or other modification to an agreement referred to in clauses (1) through (19) of this Section 4.08(b); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument (i) are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreement or instrument or (ii) will not materially impair the ability of the Issuer and the Guarantors, taken as a whole, to make anticipated principal or interest payments on the Notes (as determined in good faith by the Issuer); or

(21) restrictions created in connection with any Permitted Receivables Financing.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

For purposes of determining compliance with this Section 4.08, (1) the priority of any Preferred Equity in receiving dividends or distributions prior to dividends or distributions being paid on common stock will not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness incurred by the Issuer or any such Restricted Subsidiary will not be deemed a restriction on the ability to make loans or advances.

Section  4.09 Limitation on Indebtedness, Disqualified Stock and Preferred Equity

(a) Subject to the exceptions in Section 4.09(b), the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any Restricted Subsidiary to issue any Disqualified Stock or any Restricted Subsidiary that is not a Guarantor to issue Preferred Equity; provided, however, that any Recourse Person may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Recourse Person (other than the Issuer) may issue Preferred Equity, if on the date of incurrence or issuance thereof the Holdco Debt Ratio for the applicable Test Period would have been equal to or less than 5.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Equity had been issued, as the case may be, on the first day of the relevant Test Period.

(b) Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) Indebtedness of the Issuer or any of its Restricted Subsidiaries under Credit Facilities; provided that, immediately after giving effect to any such incurrence or issuance (including pro forma application of the net proceeds therefrom), the aggregate principal amount of all such Indebtedness pursuant to this clause (1) and that is then outstanding (and any Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to this clause (1) and then outstanding) does not exceed the greater of (A) $2.0 billion and (B) 60.0% of Distributable Cash for the applicable Test Period;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee thereof) (other than any Additional Notes, if any, or Guarantees with respect thereto);

(3) the Existing Indebtedness, including the Existing Notes and the guarantees thereof;

(4) Indebtedness, Disqualified Stock or Preferred Equity of the Issuer or its Restricted Subsidiaries represented by Finance Lease Obligations, Sale and Leaseback Transactions, mortgage financings or purchase money obligations, or, incurred to finance or refinance the acquisition, purchase, leasing, development, construction, repair, replacement, refurbishment, repositioning, design, installment or improvement of property (real or personal), equipment, or other assets (including Capital Stock), and whether

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, in an aggregate outstanding principal amount as of the date of any incurrence pursuant to this clause (4) which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (4) and that is then outstanding (and any Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to this clause (4) and then outstanding), will not exceed the greater of (A) $250 million and (B) 7.5% of Distributable Cash for the applicable Test Period;

(5) (i) Indebtedness of the Issuer owing to any of its Restricted Subsidiaries or Indebtedness of any of its Restricted Subsidiaries owing to the Issuer or any other Restricted Subsidiary of the Issuer; provided that any such Indebtedness of the Issuer or a Guarantor owing to a Restricted Subsidiary that is not a Guarantor shall be subordinated in right of payment to the Notes; and provided further,(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary and (B) any transfer of such Indebtedness to a Person that is not the Issuer or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5); and (ii) in connection with any Indebtedness permitted by subclause (i), any such Indebtedness that is secured by a Lien on any assets or property that is required to be pledged as collateral in order to obtain or maintain any Non-Recourse Financing shall be permitted and such Indebtedness and Lien may be assigned or transferred to third party lenders providing such Non-Recourse Financing;

(6) the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of Preferred Equity; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Equity being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer, and (B) any sale or other transfer of any such Preferred Equity to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an issuance of such Preferred Equity by such Restricted Subsidiary that was not permitted by this clause (6);

(7) (x) Indebtedness or Disqualified Stock incurred or issued by the Issuer or a Restricted Subsidiary to finance an acquisition or Investment or (y) Indebtedness, Disqualified Stock or Preferred Equity of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was directly or indirectly acquired by the Issuer or a Restricted Subsidiary after the Issue Date or on the date it otherwise becomes a Restricted Subsidiary; provided that if, in the case of clause (x), such Indebtedness, Disqualified Stock is incurred or issued by a Recourse Person or is otherwise recourse to a Recourse Person, or in the case of clause (y), such Restricted Subsidiary is a Recourse Person or such Indebtedness, Disqualified Stock or Preferred Equity is otherwise recourse to a Recourse Person, then in each such case after giving pro forma effect to such incurrence, issuance or acquisition, as applicable, either (A) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Holdco Debt Ratio test set forth in Section 4.09(a) or (B) the Holdco Debt Ratio for the applicable Test Period would

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

be equal to or less than immediately prior to such acquisition and incurrence; and provided further, that Indebtedness, Disqualified Stock or Preferred Equity incurred or issued under this clause (7) in contemplation of such transaction will only be permitted if (i) such Restricted Subsidiary becomes a Guarantor to the extent required to do so pursuant to Section 4.16 or (ii) such Restricted Subsidiary is a Non-Recourse Subsidiary;

(8) Indebtedness of the Issuer and its Restricted Subsidiaries incurred in respect of worker’s compensation claims or claims arising under similar legislation, self-insurance or similar obligations, performance, surety and similar bonds and performance and completion guarantees provided by the Issuer and its Restricted Subsidiaries in the ordinary course of business, or consistent with past practice or industry norms (including, for the avoidance of doubt, incurred in connection with the development, financing (including refinancing), engineering, procurement, construction, commissioning, completion, operation, maintenance or insuring of any Project by any Subsidiary or any related activities to the extent incurred prior to the date of any Non-Recourse Financing by such Project);

(9) Indebtedness, Disqualified Stock and Preferred Stock of the Issuer and its Restricted Subsidiaries providing for indemnification, payment obligations in respect of any non-compete, consulting or similar arrangement, adjustment of purchase price, deferred purchase price (including adjustments thereof, contingent obligations, earn-outs and similar obligations) or progress payments for property or services, or other similar adjustments or obligations in connection with the acquisition or disposition of any business, assets or Capital Stock of a Subsidiary of the Issuer after the Issue Date;

(10) Indebtedness consisting of cash management obligations, netting services, overdraft protection and similar arrangements incurred in the ordinary course of business;

(11) (i) advance payments received from customers for goods and services purchased and credit periods in the ordinary course of business, and (ii) trade or other similar Indebtedness incurred in the ordinary course of business, which is (x) not more than ninety (90) days past due or (y) being contested in good faith and by appropriate proceedings;

(12) Indebtedness constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables or payables for credit management purposes, or similar instruments or obligations, in each case incurred or issued in the ordinary course of business or consistent with past practice or industry norms;

(13) Indebtedness in respect of (i) cash pooling arrangements, (ii) Bank Product Obligations and (iii) Hedging Obligations (other than Hedging Obligations incurred for speculative purposes);

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(14) the guarantee by (i) the Issuer or a Restricted Subsidiary of Indebtedness (other than any Non-Recourse Financing) that is permitted to be incurred pursuant to another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee will be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed; and (ii) any Non-Recourse Subsidiary of Indebtedness of any other Non-Recourse Subsidiary to the extent such Indebtedness constitutes a Non-Recourse Financing after giving effect to such guarantee;

(15) Indebtedness in connection with any Permitted Receivables Financing;

(16) Indebtedness that constitutes Non-Recourse Financing that is incurred by a Non-Recourse Subsidiary and any Disqualified Stock and Preferred Equity issued by a Non-Recourse Subsidiary (including Disqualified Stock and Preferred Equity outstanding at the time such Non-Recourse Subsidiary becomes a Restricted Subsidiary);

(17) the guarantee by, or any other credit support from, a Recourse Person of any Non-Recourse Financing; provided that the aggregate principal amount of all Indebtedness incurred under this clause (17) and then outstanding (and any Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to this clause (17) and then outstanding) does not exceed the greater of (A) $250 million and (B) 7.5% of Distributable Cash for the applicable Test Period;

(18) Indebtedness of the Issuer or its Restricted Subsidiaries incurred pursuant to an ECR Transaction;

(19) guarantees by the Issuer or its Restricted Subsidiaries in the ordinary course of business of obligations to suppliers, customers, franchisees and licensees;

(20) Indebtedness representing deferred compensation to employees of the Issuer or any of its Restricted Subsidiaries;

(21) Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;

(22) Indebtedness, Disqualified Stock or Preferred Equity of the Issuer or any of its Restricted Subsidiaries in an aggregate outstanding principal amount as of the date of any incurrence pursuant to this clause (22) which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (22) and then outstanding (and any Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to this clause (22) that is then outstanding), will not exceed the greater of (A) $250 million and (B) 7.5% of Distributable Cash for the applicable Test Period;

(23) the guarantee by, or any other credit support from, the Issuer or any of its Restricted Subsidiaries of Indebtedness of any Unrestricted Subsidiary or any Joint Venture; provided that the aggregate principal amount of all Indebtedness incurred by any Recourse Person under this clause (23) and then outstanding (and any Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to this clause (w) and then outstanding) does not exceed the greater of (A) $500 million and (B) 15.0% of Distributable Cash for the applicable Test Period;

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(24) any Refinancing Indebtedness incurred with respect to the refinancing of any Indebtedness permitted under Section 4.09(a) or clauses (1), (2), (3), (4), (7), (17), (22), (23), this (24), (25) or (30) of this Section 4.09(b);

(25) Indebtedness, Disqualified Stock and Preferred Stock represented by Management Advances;

(26) Indebtedness, Disqualified Stock or Preferred Equity of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference at any time outstanding, together with Refinancing Indebtedness in respect thereof incurred or issued pursuant to clause (x) above, not greater than 100.0% of the net cash proceeds received by the Issuer and the Restricted Subsidiaries since immediately after the Reference Date from the issue or sale of Equity Interests of the Issuer or any Parent Entity (which proceeds are contributed to the Issuer or a Restricted Subsidiary) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.07(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (2) of the definition thereof) and are not included in Incremental Funds;

(27) any Indebtedness representing Project Obligations or Permitted Project Undertakings;

(28) Indebtedness, Disqualified Stock and Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries to the extent that the net proceeds thereof are promptly deposited with the Trustee to satisfy or discharge the Notes or exercise the Issuer’s legal defeasance or covenant defeasance, in each case, in accordance with this Indenture;

(29) Indebtedness, Disqualified Stock and Preferred Stock arising from Permitted Intercompany Activities; and

(30) Indebtedness of the Issuer or any Guarantor that is unsecured and is expressly subordinated in right of payment to the Notes; provided that the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (30) and that is then outstanding (and any Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to this clause (30) and then outstanding) shall not exceed the greater of (A) $1.0 billion and (B) 30.0% of Distributable Cash for the applicable Test Period.

For purposes of this Indenture, no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or the Guarantors solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in paragraphs (b)(1) through (30) of this Section 4.09, or is entitled to be incurred in whole or in part pursuant to paragraph (a) of this Section 4.09, the Issuer will be permitted to divide and classify

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such item of Indebtedness on the date of its incurrence and later divide and reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09; for the avoidance of doubt, any incurrence of Indebtedness may, if applicable, be classified in part as being incurred and outstanding under the first paragraph of this covenant and in part as being incurred and outstanding under one or more categories of Permitted Debt.

(c) For purposes of determining compliance with this Section 4.09, (1) guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness, Disqualified Stock or Preferred Stock that is otherwise included in the determination of a particular amount of Indebtedness, Disqualified Stock or Preferred Stock shall not be included, and (2) if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are incurred pursuant to any Credit Facility and are being treated as incurred pursuant to any clause of Section 4.09(b) or Section 4.09(a) and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, Disqualified Stock or Preferred Stock, then such other Indebtedness, Disqualified Stock or Preferred Stock shall not be included.

The accrual of interest or Preferred Equity dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Equity as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Equity or Disqualified Stock in the form of additional shares of the same class of Preferred Equity or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Equity or Disqualified Stock for purposes of this Section 4.09. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. In the case of any Refinancing Indebtedness, when measuring the outstanding amount of such Indebtedness, such amount shall not include the aggregate amount of accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

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(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

Section  4.10 Limitation on Sales of Assets.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(1) the Issuer (or the relevant Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (as determined in good faith by the Issuer at the time of contractually agreeing to such Asset Sale);

(2) at least 75% of the consideration received in the Asset Sale, calculated on a cumulative basis, by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as recorded on the balance sheet of the Issuer or any Restricted Subsidiary (contingent or otherwise), that are assumed or discharged by the transferee (or a third party in connection with such transfer) of any such assets and as a result of which the Issuer and its Restricted Subsidiaries are no longer obliged with respect to such liabilities or are indemnified against further liabilities;

(B) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of the Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;

(C) any Capital Stock of any Person that will become on the date of acquisition thereof a Restricted Subsidiary as a result of such acquisition and that is involved principally in Permitted Businesses or properties and assets (other than cash or any Capital Stock or other security) that will be used in a Permitted Business of the Issuer and its Restricted Subsidiaries;

(D) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each other Restricted Subsidiary are released from any guarantee of such Indebtedness in connection with such Asset Sale;

(E) consideration consisting of Indebtedness of the Issuer or any Guarantor received from persons who are not the Issuer or any Restricted Subsidiary;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(F) any consideration consisting of Equity Interests in an entity (including a Non-Recourse Subsidiary) engaged in a Permitted Business received in connection with the sale or exchange of an Equity Interest in a Restricted Subsidiary so long as after giving effect to such transaction, the entity in which the Equity Interests have been sold or exchanged remains a Restricted Subsidiary, provided that if such Equity Interests sold or exchanged constituted Collateral the Equity Interests received as consideration constitute Collateral subsequent to such sale or exchange; and

(G) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received since the Issue Date pursuant to this clause (G) that is at that time outstanding, not to exceed the greater of (A) $100 million and (B) 3.0% of Distributable Cash for the applicable Test Period, determined at the time of receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being determined as of the date of receipt thereof and without giving effect to subsequent changes in value).

(b) Within 450 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may:

(1) apply an amount of cash up to the Asset Sale Prepayment Percentage of such Net Proceeds (at the option of the Issuer or Restricted Subsidiary):

(A) to redeem Notes on a ratable basis as described in Section 3.07, to purchase Notes on a ratable basis through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or to purchase Notes pursuant to an offer to all Holders at a purchase price equal to at least 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase in accordance with Article 3 (a “Notes Offer”), which Notes Offer will constitute an application of the Asset Sale Prepayment Percentage of such Net Proceeds pursuant to this clause to the extent of the amount of the Notes Offer, whether or not any Notes are tendered;

(B) to the extent such Net Proceeds are from an Asset Sale of Collateral or other assets of a Recourse Person, to repurchase, prepay, redeem or repay: (i) Indebtedness of a Recourse Person that is not the Issuer or a Guarantor (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), or (ii) First Lien Obligations (other than the Notes), and in the case of revolving obligations, to correspondingly reduce commitments with respect thereto; provided that in the case of clause (ii), a pro rata portion of such amount of cash is applied to redeem Notes on a ratable basis as described in Section 3.07 purchase Notes on a ratable basis through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or to make a Notes Offer, which Notes Offer will constitute an application of such amount of cash pursuant to this clause to the extent of the amount of the Notes Offer, whether or not any Notes are tendered;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(C) to the extent such Net Proceeds are from an Asset Sale that does not constitute Collateral or other assets of a Recourse Person: (i) to make an Investment in, or to acquire all or substantially all of the assets of, or any Capital Stock of, any Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary (including a Non- Recourse Subsidiary), (ii) to make capital expenditures, (iii) to acquire other assets (other than Capital Stock) that are used or useful in any Project or Permitted Business, (iv) to reduce, prepay, repay or purchase any Indebtedness secured by a Lien on such asset (and terminate the related commitments if such Indebtedness is revolving Indebtedness), (v) to repurchase, prepay, redeem or repay Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Issuer or another Restricted Subsidiary), (vi) to repurchase, prepay, redeem or repay Senior Indebtedness (other than the Notes); provided that, in the case of this clause (vi) a pro rata portion of such amount of cash is applied to redeem Notes on a ratable basis as described under Section 3.07, purchase Notes on a ratable basis through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or to make a Notes Offer, which Notes Offer will constitute an application of such amount of cash pursuant to this clause to the extent of the amount of the Notes Offer, whether or not any Notes are tendered, or (vii) to repurchase, prepay, redeem or repay any Non-Recourse Financing or Indebtedness incurred pursuant to any ECR Transaction; or

(D) any combination of the foregoing; or

(2) enter into a binding commitment to apply the Asset Sale Prepayment Percentage of such Net Proceeds pursuant to clauses (1)(C)(i), (ii) or (iii) of this Section 4.10(b); provided that such binding commitment will be treated as a permitted application of the Asset Sale Prepayment Percentage of such Net Proceeds from the date of such commitment until the earlier of: (x) the date on which such acquisition or expenditure is consummated; and (y) the 180th day following the expiration of the aforementioned 450-day period.

Pending the final application of any Asset Sale Prepayment Percentage of such Net Proceeds, the Issuer (or any applicable Restricted Subsidiary) may temporarily reduce Indebtedness (including under any Credit Facility) or otherwise invest the Asset Sale Prepayment Percentage of such Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales (other than Retained Asset Sale Proceeds) of Collateral that are not applied or invested as provided in Section 4.10(b) hereof will constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds the greater of (A) $150 million and (B) 4.5% of Distributable Cash for the applicable Test Period, within ten Business Days thereof, the Issuer will make an offer (a “Collateral Asset Sale Offer”) to all Holders on a pro rata basis and may make an offer to all holders of other First Lien Obligations to purchase, prepay or redeem the maximum principal amount of Notes on a pro rata basis and such other First Lien Obligations (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Collateral Excess Proceeds. The offer price for the

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Notes in any Collateral Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date, and will be payable in cash. If any Collateral Excess Proceeds remain after consummation of a Collateral Asset Sale Offer (“Declined Collateral Excess Proceeds”), the Issuer may use those Declined Collateral Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Additional First Lien Obligations tendered into (or to be prepaid or redeemed in connection with) such Collateral Asset Sale Offer exceeds the amount of Collateral Excess Proceeds or if the aggregate amount of the Notes tendered pursuant to a Notes Offer exceeds the amount of the Net Proceeds so applied, such Notes and such other First Lien Obligations, if applicable, will be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Collateral Asset Sale Offer, the amount of Collateral Excess Proceeds will be reset at zero. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making a Collateral Asset Sale Offer with respect to such Net Proceeds prior to the time period that may be required by this Indenture with respect to all or a part of the available Net Proceeds (the “Collateral Advance Portion”) in advance of being required to do so by this Indenture (a “Collateral Advance Offer”).

(d) Any Net Proceeds from Asset Sales (other than Retained Asset Sale Proceeds) that do not constitute Collateral that are not applied or invested as provided in Section 4.10(b) hereof will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds the greater of (A) $150 million and (B) 4.5% of Distributable Cash for the applicable Test Period, within ten Business Days thereof, the Issuer will make an offer (an “Asset Sale Offer”) to all Holders on a pro rata basis and may make an offer to all holders of other Senior Indebtedness to purchase, prepay or redeem the maximum principal amount of Notes on a pro rata basis and such other Senior Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer (“Declined Non-Collateral Excess Proceeds” and, together with the Declined Collateral Excess Proceeds, “Declined Excess Proceeds”), the Issuer may use those Declined Non-Collateral Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Senior Indebtedness tendered into (or to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds or if the aggregate amount of the Notes tendered pursuant to a Notes Offer exceeds the amount of the Net Proceeds so applied, such Notes and such other Senior Indebtedness, if applicable, will be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the time period that may be required by this Indenture with respect to all or a part of the available Net Proceeds (the “Advance Portion”) in advance of being required to do so by this Indenture (a “Advance Offer”).

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(e) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

(f) The provisions of Section 3.09 and this Section 4.10 may be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of all the then outstanding Notes.

Section 4.11 Limitation on Transactions with Affiliates.

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any service) with, or for the benefit of, any Affiliate of the Issuer or any Restricted Subsidiary involving aggregate payments or consideration in excess of the greater of (A) $75 million and (B) 2.0% of Distributable Cash for the applicable Test Period (each, an “Affiliate Transaction”), unless:

(1) such transaction or series of transactions is on terms that, taken as a whole, are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis with third parties that are not Affiliates, or, if in the good faith judgment of the Issuer, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Issuer or such Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety; and

(2) with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or the provision of services, in each case having a value that exceeds the greater of (A) $150 million and (B) 4.5% of Distributable Cash for the applicable Test Period, the Issuer’s Board of Directors must approve such transaction (including a majority of the disinterested directors).

(b) Notwithstanding the foregoing, the restrictions set forth in Section 4.11(a) will not apply to:

(1) customary directors’ fees and expenses, indemnities and similar arrangements (including the payment of directors’ and officers’ insurance premiums), consulting fees, employee compensation, employee and director bonuses, employment agreements and arrangements or employee benefit arrangements, including stock options or legal fees, as determined in good faith by the Issuer;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(2) Permitted Investments and Restricted Payments that are permitted by Section 4.07 (including any transaction that would otherwise constitute a Restricted Payment but is expressly excluded from the definition of the term “Restricted Payments”);

(3) any Management Advances and any waiver or transaction with respect thereto;

(4) agreements and arrangements existing on the Issue Date, and the performance by the Issuer or any Restricted Subsidiary of their obligations thereunder and any amendments, modifications, replacements or supplements thereto or similar agreements entered into in the future; provided that any such amendments, modifications, replacements or supplements, taken as a whole, or any such similar agreements, are not more disadvantageous to the Holders in any material respect than the original agreements or arrangements as in effect on the Issue Date (as determined by the Issuer in good faith) or as are not otherwise prohibited by this Section 4.11;

(5) the issuance of securities pursuant to, or for the purpose of the funding of, employment, termination or severance arrangements, stock options and stock ownership plans, as long as the terms thereof are or have been previously approved by the Issuer’s or the relevant Restricted Subsidiary’s Board of Directors;

(6) (i) transactions between or among, or for the benefit of, the Issuer and the Restricted Subsidiaries (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries, and (ii) any merger, amalgamation or consolidation with any Parent Entity, provided that, in the case of this clause (ii), such Parent Entity shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, amalgamation or consolidation is otherwise not prohibited under this Indenture;

(7) payments to or from, and transactions with, customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services (including any cash management activities related thereto), in each case in the ordinary course of business or consistent with past practice or industry norms, or that are on terms, taken as a whole, which are fair to the Issuer or the applicable Restricted Subsidiary or at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case as determined by the Issuer in good faith;

(8) any issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

(9) the pledge of Equity Interests of Unrestricted Subsidiaries;

(10) any contribution to the capital of the Issuer;

(11) transactions with respect to which the Issuer has obtained an opinion as to the fairness to the Issuer and its Restricted Subsidiaries from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(12) transactions permitted by, and complying with, the provisions of, Article 5;

(13) transactions with (i) Unrestricted Subsidiaries or (ii) Joint Ventures in which the Issuer or a Subsidiary of the Issuer holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) or any partners of any such Joint Venture, in each case entered into in the ordinary course or business or consistent with past practice or industry norms (including, without limitation, any cash management activities related thereto), or that are on terms, taken as a whole, which are fair to the Issuer or the applicable Restricted Subsidiary or at least as favorable to the Issuer or the applicable Restricted Subsidiary as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Issuer in good faith);

(14) transactions between the Issuer or any of its Restricted Subsidiaries and any Person that is an Affiliate solely as a result of the ownership by the Issuer or any of the Restricted Subsidiaries of Capital Stock of such Person;

(15) transactions with Persons solely in their capacity as holders of Indebtedness of the Issuer or any of its Restricted Subsidiaries where such Persons are treated no more favorably than holders of Indebtedness of the Issuer or such Restricted Subsidiaries generally;

(16) transactions entered into by (i) an Unrestricted Subsidiary with an Affiliate prior to the time such Unrestricted Subsidiary becomes a Restricted Subsidiary or (ii) a Person acquired by or merged, amalgamated, or consolidated with or into the Issuer or any Restricted Subsidiary prior to the time of such acquisition, merger, amalgamation or consolidation, as applicable;

(17) (i) investments by Affiliates in securities or loans or other Indebtedness of the Issuer or any of its Restricted Subsidiaries (and payment of out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Issuer or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and (ii) payments to Affiliates in respect of securities or loans or other Indebtedness of the Issuer or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Issuer and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(18) transfers of leases, servitudes or similar assets and the entry into related license agreements, in each case, in the ordinary course of business or consistent with past practice or industry norms;

(19) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee, and any Affiliate of the Issuer, as lessor, in each case entered into in the ordinary course of business or consistent with past practice or industry norms, or that is on terms, taken as a whole, which are fair to the Issuer or the applicable Restricted Subsidiary or at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case as determined by the Issuer in good faith;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(20) any administrative services agreement, operations and maintenance agreement, marketing agreement, charter agreement, shipping agency agreement, reciprocal services agreement, excess capacity offtake agreement (including any sale and purchase agreement entered into in connection therewith) or other similar agreement or arrangement with the VGP Investor or any of its Affiliates relating to, or otherwise entered into in connection with, any Project or Permitted Business, in each case entered into in the ordinary course or business or consistent with past practice or industry norms, or that are on terms, taken as a whole, which are fair to the Issuer or the applicable Restricted Subsidiary or at least as favorable to the Issuer or the applicable Restricted Subsidiary as might reasonably have been obtained at such time from an unaffiliated party, in each case as determined by the Issuer in good faith;

(21) payments by the Issuer or any Restricted Subsidiary (including any payment to any Parent Entity for further payment by such Parent Entity), (A) to reimburse the VGP Investor and any of its Affiliates and designees for any reasonable or customary out-of-pocket costs and expenses incurred in connection with the provision of any management, advisory, consulting or other similar services, and (B) to pay reasonable or customary management, monitoring, consulting and similar fees to the VGP Investor; provided that, in the case of the foregoing subclause (B), no such payments shall be made if an Event of Default shall have occurred and be continuing or would immediately result after giving pro forma effect to such payments (it being agreed that such amounts may accrue, but not be payable in cash during such period; provided that all such accrued amounts (plus accrued interest, if any, with respect thereto) may be payable in cash upon the cure or waiver of such Event of Default);

(22) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement relating thereto) in effect as of the Issue Date and any amendments, modifications, replacements or supplements thereto or similar agreements entered into in the future; provided that any such amendments, modifications, replacements or supplements, taken as a whole, or any such similar agreements, are not more disadvantageous to the holders of the Notes in any material respect than the original agreements or arrangements as in effect on the Issue Date (as determined by the Issuer in good faith) or as are not otherwise prohibited by this Section 4.11;

(23) any transactions with any Captive Insurance Subsidiary;

(24) any Project Obligations, Permitted Project Undertakings and ECR Transactions;

(25) any Permitted Intercompany Activities, any IPO Reorganization Transactions, any Tax Restructuring, and related transactions; and

(26) sales of accounts receivable, or participations therein, or accounts receivable, royalty or other revenue streams and other rights to payment and any other assets, or other transactions, in connection with any Permitted Receivables Financing.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Section 4.12 Limitation on Liens.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to create, any Lien upon the whole or any part of the currently owned or after-acquired property of the Issuer or any of its Restricted Subsidiaries or assets (each, a “Subject Lien”) to secure any Indebtedness or any guarantee or indemnity in respect of any Indebtedness (other than Permitted Liens), unless, in the case of any Subject Lien on any asset or property that is not Collateral, the Notes (or a Guarantee in the case of Subject Liens on assets or property of a Guarantor) are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Subordinated Indebtedness) the Obligations secured by such Subject Lien until such time as such Obligations are no longer secured by such Subject Lien.

(b) Any Lien created for the benefit of the holders of the Notes pursuant to this Section 4.12 shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to secure the Notes. In addition, in the event that a Subject Lien is or becomes a Permitted Lien, the Issuer may, at its option and without consent from any holder of the Notes, elect to release and discharge any Lien created for the benefit of the holders pursuant to Section 4.12(a) in respect of such Subject Lien.

(c) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Section 4.13 [Reserved].

Section 4.14 Corporate Existence.

Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary; provided that the Issuer shall not be required to preserve the corporate, partnership or other existence of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole. For the avoidance of doubt, the Issuer and its Restricted Subsidiaries will be permitted to change their organizational form.

Section 4.15 Offer to Repurchase Upon Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, the Issuer will be required to make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (being not less than $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to the terms set forth in this Section 4.15.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b) In the Change of Control Offer, the Issuer will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders on the relevant record date to receive interest, if any, due on the relevant Interest Payment Date. Within 30 days following any Change of Control Triggering Event, the Issuer will mail, or deliver electronically if the Notes are held at DTC, a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase such Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or electronically delivered, pursuant to the procedures required by this Indenture and described in such notice, except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations in this Section 4.15 by virtue of such compliance. The Issuer may rely on any no-action letters issued by the Commission indicating that the staff of the Commission will not recommend enforcement action in the event a tender offer satisfies certain conditions.

(c) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes(or, if all the Notes are then in global form, make such payment through the facilities of DTC), and, for any Notes represented by certificated notes, the Trustee will, upon receipt of an Authentication Order, promptly authenticate and mail (or cause to be transferred by book entry) to such Holder a new certificated note representing equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of not less than $2,000 or an integral multiple of $1,000 in excess thereof. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date unless the Issuer defaults in making the Change of Control Payment. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(d) The provisions described herein that require the Issuer to make a Change of Control Offer following a Change of Control Triggering Event will be applicable regardless of whether any other provisions of this Indenture are applicable.

(e) The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption with respect to the Notes has been given pursuant to this Indenture as described in Section 3.07 and all conditions to any such redemption shall have been satisfied or waived, unless and until there is a default in payment of the Change of Control Payment. A Change of Control Offer may be made in advance of a Change of Control or a Change of Control Triggering Event, and conditioned upon the occurrence of such Change of Control or Change of Control Triggering Event, if a definitive agreement is in place for a Change of Control at the time of making the Change of Control Offer, Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and cancelled, at the Issuer’s option. Notes purchased by a third party pursuant to this clause (e) will have the status of Notes issued and outstanding.

The provisions in this Section 4.15 relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.

The Trustee shall have no obligation to determine whether a Change of Control Triggering Event or any component thereof has occurred or is continuing, or notify the Holders of a Change of Control Triggering Event.

Section 4.16 Future Guarantees.

If, on any date (a “Guarantee Date”), the aggregate amount of Indebtedness for borrowed money, Finance Lease Obligations, purchase money obligations or debt obligations evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit of any Restricted Subsidiary that is not a Guarantor or a Non-Recourse Subsidiary then outstanding (other than any such Indebtedness owing to the Issuer or any Guarantor) exceeds the greater of (A) $250.0 million and (B) 7.5% of Distributable Cash for the applicable Test Period (tested at the time of incurrence of the applicable Indebtedness without regard to any subsequent change in Distributable Cash), the Issuer will cause such Restricted Subsidiary to (x) execute and deliver to the Trustee, within 45 days after such Guarantee Date, a supplemental indenture to this Indenture, which shall be substantially in the form attached as Exhibit E hereto, pursuant to which such Restricted Subsidiary will unconditionally guarantee the payment of the Notes and all other obligations under the Indenture, jointly and severally with all other Guarantors (if any) of the Notes, and (y) execute and deliver Security Documents or supplements thereto.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Section 4.17 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein), to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries does not own any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, the Issuer or any other Subsidiary of the Issuer which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; provided that each Subsidiary to be so designated and its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary (other than Equity Interests in the Unrestricted Subsidiary); and

(2) such designation and the Investment of the Issuer or any of the Restricted Subsidiaries in such Subsidiary complies with Section 4.07.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions.

(b) The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (1) no Event of Default would result therefrom and (2) (a) any outstanding Indebtedness of such Unrestricted Subsidiary would be permitted to be incurred by a Restricted Subsidiary under Section 4.09 and shall be deemed to be incurred thereunder, and (b) all Liens encumbering the assets of such Unrestricted Subsidiary would be permitted to be incurred by a Restricted Subsidiary under Section 4.12 and shall be deemed to be incurred thereunder, in each case calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period on a pro forma basis taking into account such designation. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation or an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

Section 4.18 Suspension of Certain Covenants.

If on any date following the Issue Date:

(a) the Notes have an Investment Grade Rating from at least one Rating Agency; and

(b) no Event of Default shall have occurred and be continuing under this Indenture (the occurrence of the events described in the foregoing clause (a) and this clause (b) being collectively referred to as a “Covenant Suspension Event”),

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

then, beginning on that day and subject to the provisions of the following paragraph, the covenants of this Indenture under Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.16, clause (4) of Section 5.01 and Article 12 will be suspended (the “Suspended Covenants”):

During any period that the foregoing covenants have been suspended, the Board of Directors of the Issuer may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries.

During the Suspension Period, the Issuer and its Restricted Subsidiaries will be entitled to incur Liens to the extent provided for in Section 4.12 (including, without limitation, Permitted Liens). Any Permitted Liens that may refer to one or more Suspended Covenants shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of Section 4.12 and the “Permitted Liens” definition and for no other covenant).

Notwithstanding the foregoing, if a Rating Agency withdraws its ratings or downgrades the ratings assigned to the Notes such that the Notes no longer have an Investment Grade Rating from at least one Rating Agency, the foregoing covenants shall be reinstated as of and from the date of such rating decline (the “Reversion Date”). The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this Indenture as the “Suspension Period”. Any Indebtedness incurred during the Suspension Period (or deemed incurred or issued in connection with a Limited Condition Transaction entered into during the Suspension Period) will be classified as having been incurred pursuant to Section 4.09(b)(3).

Solely with respect to the Notes for which a Covenant Suspension Event has occurred:

(1) Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though Section 4.07 had been in effect since the Issue Date and prior to, but not during, the Suspension Period (including with respect to a Limited Condition Transaction entered into during the Suspension Period). Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.07(a). In addition, all Investments made during the Suspension Period (or deemed made in connection with a Limited Condition Transaction entered into during the Suspension Period) will be classified to have been made under clause (5) of the definition of “Permitted Investments”;

(2) For purposes of Section 4.08, on the Reversion Date, any consensual encumbrances or consensual restrictions of the type specified in clauses (1) through (4) of Section 4.08(a) entered into during the Suspension Period will be deemed to have been in effect on the Issue Date, so that they are permitted under Section 4.08(b)(4);

(3) For purposes of Section 4.11, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuer entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of Section 4.11(b)(4);

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(4) For purposes of Section 4.10, the amount of Collateral Excess Proceeds and Excess Proceeds will be reset at zero; and

(5) Notwithstanding that the Suspended Covenants may be reinstated after the Reversion Date, (a) no Default, Event of Default or breach of any kind will be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants, and none of the Issuer or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any Contractual Obligation arising during any Suspension Period, in each case as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or, upon termination of the Suspension Period or after that time based solely on any action taken or event that occurred during the Suspension Period), and (b) following a Reversion Date, the Issuer and each Restricted Subsidiary will be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during any Suspension Period and to consummate the transactions contemplated thereby.

Promptly following the occurrence of any Suspension Period or Reversion Date in accordance with this Section 4.18, the Issuer will provide an Officer’s Certificate to the Trustee regarding such occurrence, provided that the failure to so notify the Trustee shall not be a default under this Indenture. The Trustee shall have no obligation to independently determine or verify if a Suspension Period or Reversion Date has occurred or notify the holders of any Suspension Period or Reversion Date. The Trustee may provide a copy of such Officer’s Certificate to any Holder upon request. The Trustee shall have no duty to monitor the ratings of the Notes, and shall not be deemed to have any knowledge of the ratings of the Notes.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) the Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Security Documents, the Notes and this Indenture pursuant to a supplemental Indenture or other customary documentation;

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(3) immediately after such transaction, no Event of Default exists;

(4) the Issuer, as the case may be, or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Test Period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Holdco Debt Ratio test set forth in Section 4.09(a) or (ii) would have had a Holdco Debt Ratio equal to or less than the actual Holdco Debt Ratio for the applicable Test Period;

(5) the Issuer delivers to the Trustee an Officer’s Certificate and opinion of counsel as to compliance with this Section 5.01(a); and

(6) to the extent any assets of the Person formed by or surviving any such consolidation or merger are assets of the type which would constitute Collateral under the Security Documents, such Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action required by this Indenture of any of the Security Documents so that such Lien is perfected to the extent required by the Security Documents.

In addition, the Issuer may not, directly or indirectly, lease all or substantially all of its and its respective Subsidiaries’ properties or assets, in one or more related transactions, to any other Person.

This Section 5.01(a) will not apply to (1) a merger of the Issuer with an Affiliate solely for the purpose of reforming the Issuer in another jurisdiction; (2) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Issuer and any Restricted Subsidiary of the Issuer, including by way of merger or consolidation; (3) a conversion by the Issuer into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of a jurisdiction in the United States (and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws); and (4) a change of the Issuer’s name.

(b) Subject to Section 10.04, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) either: (a) such Guarantor is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Guarantor under the Security Documents, the Notes, this Indenture and such Guarantor’s related Guarantee pursuant to supplemental indenture or other customary documentation;

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(2) immediately after such transaction, no Event of Default exists;

(3) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel as to compliance with this Section 5.01(b); and

(4) to the extent any assets of the Person formed by or surviving any such consolidation or merger are assets of the type which would constitute Collateral under the Security Documents, such Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action required by this Indenture of any of the Security Documents so that such Lien is perfected to the extent required by the Security Documents; or

(A) the transaction is not prohibited by Section 4.10(a); or

(B) in the case of assets comprised of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries, provided that if such Equity Interests constitute Collateral they will continue to constitute Collateral following such disposition.

This Section 5.01(b) will not apply to (1) a merger of the Guarantor with an Affiliate solely for the purpose of reforming the Guarantor in another jurisdiction, (2) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Issuer or a Guarantor, (3) a conversion by the Guarantor into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, or (4) a liquidation or dissolution or change of the Guarantor’s legal form if the Issuer determines in good faith that such action is in the best interests of the Issuer, in each case, without regard to the requirements set forth in the preceding paragraph.

Section 5.02 Successor Corporation Substituted

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer or any Guarantor in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuer or such Guarantor, as the case may be, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” or such “Guarantor” shall refer instead to the successor Person and not to the Issuer or such Guarantor), and may exercise every right and power of the Issuer or such Guarantor, as the case may be, under this Indenture or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Issuer or such Guarantor, as the case may be, herein or the Guarantees, as the case may be. When a

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successor Person assumes all obligations of its predecessor hereunder, the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(a) default for 30 days in the payment when due of interest on the Notes;

(b) default in the payment when due of the principal of, or premium, if any, on the Notes;

(c) failure by the Issuer for 180 days after receipt of written notice given by the Trustee to the Issuer or Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to the Issuer and the Trustee, to comply with Section 4.03;

(d) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee to the Issuer or Holders of at least 30% in aggregate principal amount of Notes then outstanding voting as a single class to the Issuer and the Trustee, to comply with any of the agreements in this Indenture other than those described in clauses (a), (b) and (c) of this Section 6.01;

(e) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary (other than a Non-Recourse Subsidiary), or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary (other than a Non-Recourse Subsidiary), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if both:

(1) such default either results from the failure to pay principal on such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(2) the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to applicable grace periods), or the maturity of which has been so accelerated, exceeds the greater of (A) $100 million and (B) 3.0% of Distributable Cash for the applicable Test Period,

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provided that this clause (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Issuer;

(f) one or more judgments for the payment of money in an aggregate amount in excess of the greater of (A) $100.0 million and (B) 3.0% of Distributable Cash for the applicable Test Period (excluding therefrom any amount reasonably expected to be covered by insurance) shall be rendered against the Issuer or any Restricted Subsidiary (other than a Non-Recourse Subsidiary) or any combination thereof and the same shall not have been paid, discharged or stayed for a period of 60 days after such judgment became final and non-appealable;

(g) except as permitted by this Indenture, any Guarantee of the Notes shall be held in any final and non-appealable judgment to be unenforceable or invalid or shall cease for any reason to be in full force and effect;

(h) the Issuer or any Guarantor pursuant to or within the meaning of Bankruptcy Law:

(1) commences a voluntary case,

(2) consents to the entry of an order for relief against it in an involuntary case,

(3) consents to the appointment of a custodian of it or for all or substantially all of its property,

(4) makes a general assignment for the benefit of its creditors, or

(5) generally is not paying its debts as they become due;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Issuer or any Guarantor in an involuntary case;

(2) appoints a custodian of the Issuer or any Guarantor; or

(3) orders the liquidation of the Issuer or any Guarantor;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(j) other than by reason of the satisfaction in full of all obligations under this Indenture and discharge of this Indenture with respect to the Notes or the release of the Collateral with respect to the Notes in accordance with the terms of this Indenture and the Security Documents, (i)(A) in the case of any security interest with respect to any material portion of the Collateral, such security interest under the Security Documents shall, at any time, cease to be a valid and perfected security interest or shall be declared invalid or unenforceable except to the extent that any such perfection or priority is not required pursuant to the Security Documents or this Indenture or the Issuer or the relevant Guarantor, as applicable, has delivered all required certificates representing securities pledged under the Security Documents to the Collateral Agent, or (B) in the case of any security

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

interest with respect to any material portion of the Collateral, the Issuer or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any security interest under any Security Document is invalid or unenforceable, and (ii) such default continues for 30 days after receipt of written notice given by the Trustee to the Issuer or the Holders of not less than 30% in aggregate principal amount of the then outstanding Notes to the Issuer and the Trustee.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes by written notice to the Issuer and the Trustee, may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Issuer and the Trustee, and the Trustee may, on behalf of the Holders of all the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium on, if any, or interest, if any, on the Notes that has become due solely because of the declaration of acceleration) have been cured or waived.

In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (e) of Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to such clause (e) of Section 6.01 shall be remedied or cured, or waived by the holders of the Indebtedness with respect to which such default has occurred within 30 days after the declaration of acceleration of the Notes; provided that (a)(1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived, (b) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or (c) the requisite number of holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default.

If a Default occurs for a failure to report or deliver a required certificate in connection with another default (an “Initial Default”) then at the time such Initial Default is cured, such Default for a failure to report or deliver a required certificate in connection with the Initial Default will also be cured without any further action and any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Any notice of an Event of Default, notice of acceleration or instruction to the Trustee to provide a notice of an Event of Default, notice of acceleration or take any other action in connection with an Event of Default and/or acceleration of the Notes (a “Noteholder Direction”) provided by any one or more holders (each a “Directing Holder”) must be accompanied by a written representation from each such holder of Notes delivered to the Issuer and the Trustee that such holder is not (or, in the case such holder is DTC, or its nominee, that such holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of an Event of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or such Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC, or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of such Notes in lieu of DTC, or its nominee, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter (a “Court Determination”). If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant, and confirmation of such satisfaction shall be provided in writing by the Issuer to the Trustee. Any breach of the Position Representation (as confirmed by a Court Determination) shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such noteholder, the percentage of Notes held by the remaining noteholders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Event of Default; provided, however, that this shall not invalidate any indemnity and/or security provided by any Directing Holder to the Trustee.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs. For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder

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Direction, Position Representation, Verification Covenant, Officer’s Certificate or other document delivered to it in accordance with this Indenture, shall have no duty to monitor, inquire as to or investigate the accuracy of, or compliance with, any Position Representation or any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations or take any other actions with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Issuer, any holder or any other Person in acting in good faith pursuant to a Noteholder Direction without regard to any Position Representation or compliance with any Verification Covenant, and all such parties agree not to commence any legal proceedings against the Trustee in respect of, and agree that the Trustee will not be liable for, the delivery and accuracy of, or compliance with, any Position Representation or any Verification Covenant.

With their acquisition of the Notes, each Holder and subsequent purchaser of the Notes consents to the delivery of its Position Representation by the Trustee to the Issuer in accordance with the terms of this Section 6.02.

The Issuer hereby confirms that the indemnification and reimbursement obligations to the Trustee and its agents and counsel as set forth in Section 7.06 shall apply to any actions that the Trustee takes or omits to take in accordance with this Section 6.02.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing with respect to the Notes, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a class by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default in the payment of principal of, premium on, if any, or interest, if any, on, any Note held by a non-consenting Holder (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

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Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on it with respect to the Notes. However, the Trustee or the Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture, or that that the Trustee or the Collateral Agent determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee or the Collateral Agent in personal liability.

Section 6.06 Limitation on Suits.

Except to enforce the contractual right to receive payment of principal, premium, if any, or interest when due on or after the respective due dates expressed in an outstanding Note, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b) Holders of at least 30% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee security and/or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such written request within such 60 day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium on, if any, or interest, if any, on a Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing with respect to the Notes, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Agents and their respective agents and counsel.

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If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Agents and their respective agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Agents and their respective agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

Subject to any First Lien Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article 6 or pursuant to the Security Documents, it shall pay out the money or property in the following order:

First: to the Trustee and to the Collateral Agent, in each case, and their respective agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;

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Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

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(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

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(g) The Trustee shall not be deemed to have notice of any Default hereunder or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof with respect to a Default or Event of Default described in Sections 6.01(a) and (b) or otherwise unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(i) In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, epidemics or pandemics, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l) The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

(m) The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and any other Transaction Document and delivered using Electronic Means; provided, however, that the Issuer and the Guarantors shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Instructing Officers”) and containing specimen signatures of such Instructing Officers, which incumbency certificate shall be amended by the Issuer and/or the Guarantors, as applicable, whenever a person is to be added or deleted from the listing. If the Issuer and/or the Guarantors, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s

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understanding of such Instructions shall be deemed controlling. The Issuer and the Guarantors understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Instructing Officer listed on the incumbency certificate provided to the Trustee have been sent by such Instructing Officer. The Issuer and the Guarantors shall be responsible for ensuring that only Instructing Officers transmit such Instructions to the Trustee and that the Issuer, the Guarantors and all Instructing Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer and/or the Guarantors, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer and the Guarantors agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer and/or the Guarantors, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee as described in Section 7.02(g), the Trustee will deliver (or, in the case of Global Notes, transmit pursuant to the Applicable Procedures) to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs, unless such Default shall have been cured or waived, or if discovered after 90 days, promptly thereafter. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

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Section 7.06 Compensation and Indemnity.

(a) The Issuer will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as agreed in writing between the Issuer and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuer and the Guarantors will, jointly and severally, indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its own gross negligence or willful misconduct, as determined by a final, non-appealable decision of a court of competent jurisdiction. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld, conditioned or delayed.

(c) The obligations of the Issuer and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture.

(d) To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

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(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.09 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

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Section 7.09 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Section 7.10 Security Documents.

By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and the Collateral Agent to execute and deliver this Indenture, the Security Documents in which the Trustee or the Collateral Agent is named as a party, including any Security Documents executed on or after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, this Indenture, the Security Documents, the Trustee and the Collateral Agent each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to it under this Indenture (in the case of the Trustee) and the Collateral Agency Agreement (in the case of the Collateral Agent) (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including any Guarantees of such Notes) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including any Guarantees of such Notes and the Security Documents with respect to such Notes and all Defaults and Events of Default cured), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, any Guarantees of such Notes the applicable Security Documents and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same) and to have cured

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all then existing Defaults and Events of Default, except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on such Notes when such payments are due from the trust created pursuant to this Indenture referred to in Section 8.04 hereof;

(b) the Issuer’s obligations with respect to the Notes under Article 2 and Section 4.02 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the

Issuer’s and the Guarantors’ obligations in connection therewith; and

(d) this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to the Notes, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.09, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.17 and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and any Guarantees of such Notes, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and any Guarantees of such Notes will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), (d), (e), (f), (g) and (j) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

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(a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such Stated Maturity or to a particular redemption date;

(b) in the case of an election under Section 8.02 hereof, the Issuer shall deliver to the Trustee an Opinion of Counsel confirming that:

(1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2) since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Issuer shall deliver to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Event of Default with respect to the Notes shall have occurred and is continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar and simultaneous deposit relating to other Indebtedness), and, in each case, the granting of Liens to secure such borrowings);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar and simultaneous deposit relating to other Indebtedness), and, in each case, the granting of Liens to secure such borrowings);

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(f) the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(g) the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, which Opinion of Counsel may be subject to customary assumptions and exclusions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium on, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

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Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and any Guarantees of such Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium on, if any, interest, if any, on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, any Guarantee or any Security Document:

(a) to cure any ambiguity, mistake defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to provide for the assumption of the Issuer’s obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets;

(d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights hereunder of any Holder;

(e) to comply with requirements of the Commission in connection with the qualification of this Indenture under the TIA to the extent this Indenture is to be so qualified;

(f) to add or modify covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(g) to add a co-issuer or a Guarantor under this Indenture;

(h) to comply with the rules of any applicable securities depositary;

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(i) to conform the text of this Indenture, the Notes, any Guarantee or any Security Document to any provision of the “Description of Notes” section of the Offering Memorandum, as set forth in an Officer’s Certificate to that effect;

(j) to evidence and provide for the acceptance and appointment under this Indenture or any Security Document of a successor Trustee, Collateral Agent or paying agent pursuant to the requirements hereof or thereof;

(k) to provide for or confirm the issuance of Additional Notes in accordance with this Indenture;

(l) to provide for any Guarantee with respect to the Notes or to effect the release of a Guarantor from any of its obligations under its Guarantee, this Indenture or the Security Documents to the extent permitted hereby or thereby;

(m) to provide for the issuance of exchange notes;

(n) to add customary provisions allowing for the issuance of new notes into escrow;

(o) to enter into any Applicable Intercreditor Agreement;

(p) to confirm or complete the grant of, secure, or expand the Collateral securing, or to add additional assets as Collateral to secure, the Notes and Guarantees;

(q) to confirm and evidence the release, termination or discharge of any Lien or security interest on the Collateral securing the Notes when permitted or required by this Indenture, or the Security Documents;

(r) in the case of any Security Document, to include therein any legend required to be set forth therein pursuant to any Applicable Intercreditor Agreements or to modify any such legend as required by any Applicable Intercreditor Agreements;

(s) to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature);

(t) in the case of the Collateral Agency Agreement, in order to subject the security interests in the Collateral in respect of any Additional First Lien Obligations to the terms of the Collateral Agency Agreement, in each case to the extent the incurrence of such Indebtedness, and the grant of all Liens on the Collateral held for the benefit of such Indebtedness were not prohibited under this Indenture; or

(u) with respect to any Security Document, to the extent such amendment is reasonably necessary to comply with the terms of the Collateral Agency Agreement.

Upon the request of the Issuer, and upon receipt by the Trustee and the Collateral Agent of the documents described in Sections 7.02 and 9.05 hereof (as applicable), the Trustee and the Collateral Agent will join with the Issuer (and, with respect to an amended or supplemental indenture for the addition of a new Guarantor pursuant to this Indenture, such new Guarantor) in

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the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent will be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the Notes, any Guarantee or the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, any Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default (other than a Default on the payment of the principal of, premium on, if any, or interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, any Guarantees, the Security Documents or any Applicable Intercreditor Agreement may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, any Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee and the Collateral Agent of evidence satisfactory to each of the Trustee and the Collateral Agent of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and the Collateral Agent of the documents described in Sections 7.02 and 9.05 hereof (as applicable), the Trustee and the Collateral Agent will join with the Issuer and solely to the extent applicable, the Guarantors, in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Collateral Agent may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will transmit in accordance with the Applicable Procedures to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail or transmit such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Section 6.04 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding

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voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture, the Notes, the Guarantees or the Security Documents with respect to the Notes. However, without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the stated final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to (a) notice periods for redemption and conditions to redemption and (b) as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

(c) reduce the rate of or change the time for payment of interest on any such Note;

(d) waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, such Notes (except a rescission of acceleration of such Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any such Note payable in currency other than that stated in such Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of such Notes to receive payments of principal of, premium, if any, on, or interest, if any, on such Notes; or

(g) make any change in the preceding amendment and waiver provisions.

Furthermore, without the consent of the Holders of at least two-thirds in aggregate principal amount of the Notes then outstanding voting as one class, an amendment or waiver may not (A) make any change in any Security Document or the provisions in this Indenture relating to the Collateral or the Security Documents or the application of trust proceeds of the Collateral in any case that would release all or substantially all of the Collateral from the Liens of the Security Documents, or (B) change or alter the priority of the Liens securing Obligations in respect of the Notes in any way materially adverse, taken as a whole, to the holders of the Notes, in each case except as permitted by the terms of this Indenture or the Security Documents.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants set forth in Article 4 or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any legal rights of any Holders to receive payment of principal of or premium, if any, or interest on the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

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Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

The Trustee and the Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or wavier does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as applicable. The Issuer may not sign an amendment, supplement or waiver until the Board of Directors of the Issuer approves it. In executing any amendment, supplement or waiver, the Trustee and the Collateral Agent shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.02 hereof, an Officer’s Certificate and an Opinion of Counsel each stating that the execution of such amended or supplemental indenture or security documents or intercreditor agreements, or waiver, is authorized or permitted by this Indenture.

ARTICLE 10

GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(1) the principal of, premium, if any, on, and interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, interest, if any, on, the Notes, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

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(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed

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liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture or, if applicable, a Supplemental Indenture substantially in the form of Exhibit E, shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04 Releases.

The Guarantee of a Guarantor will be released and discharged automatically and unconditionally:

(a) upon the sale, disposition, exchange or other transfer (including through merger, consolidation or otherwise) of the Capital Stock of the Guarantor, after which such Guarantor is no longer a Restricted Subsidiary, or all or substantially all of the assets of such Guarantor (other than to the Issuer or a Restricted Subsidiary) if such sale, disposition, exchange or other transfer is not prohibited by this Indenture, and the release is otherwise not prohibited by this Indenture;

(b) upon the liquidation, winding up or dissolution of such Guarantor or the merger or consolidation of such Guarantor with and into the Issuer or another Guarantor in accordance with the applicable provisions of this Indenture;

(c) following delivery at any time by the Issuer to the Trustee of an Officer’s Certificate to the effect that the aggregate amount of Indebtedness for borrowed money, Finance Lease Obligations, purchase money obligations or debt obligations evidenced by bonds, notes, debentures or similar instruments or drawn letters of credit then outstanding of such Guarantor (other than any such Indebtedness owed to the Issuer or any Guarantor) does not exceed $250.0 million (excluding the Notes, and excluding any other Indebtedness that will be released or discharged with respect to such Guarantor substantially concurrently with any release pursuant to this clause (c)); provided that such Guarantee will be reinstated if and to the extent required under Section 4.16 subsequent to such release;

(d) upon Legal Defeasance or satisfaction and discharge of the Notes as provided in Section 8.02 and Article 11;

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(e) upon the occurrence of a Covenant Suspension Event, provided that if, after any Covenant Suspension Event, a Reversion Date shall occur, then the Suspension Period with respect to such Covenant Suspension Event shall terminate and all actions reasonably necessary to provide that the Notes shall have been unconditionally guaranteed by such Guarantor (if and to the extent such guarantee is required pursuant to Section 4.16) shall be taken within 90 days after such Reversion Date or as soon as reasonably practicable thereafter;

(f) upon the occurrence of any event after which such Guarantor is no longer a Restricted Subsidiary;

(g) if the Issuer designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

(h) as set forth in Article 9 or in accordance with the provisions of any Applicable Intercreditor Agreement then in effect with respect to the Notes.

The Trustee shall not be required to execute any document or give any confirmation as to or otherwise evidence any release or discharge of any Guarantee unless and until (1) requested in writing to do so by the Issuer and (2) the Issuer delivers an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to the release and discharge of the Guarantee have been satisfied.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(a) either:

(1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing or transmitting of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and interest, if any, to the date of maturity or redemption;

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(b) in respect of subclause (2) of clause (a) of this Section 11.01, no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(c) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture with respect to the Notes; and

(d) the Issuer has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee to the effect that all conditions precedent to satisfaction and discharge of the Notes have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium on, if any, or interest, if any, on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

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ARTICLE 12

COLLATERAL AND SECURITY

Section 12.01 General.

The Notes are, and any Guarantees will be, secured on a first-priority basis (subject to permitted encumbrances) by Liens on the Collateral, other than, in each case, during any Suspension Period with respect to the Notes. The Liens securing the Notes and the Guarantees will be shared equally and ratably (subject to Liens permitted to be incurred under Section 4.12) with the holders of other First Lien Obligations.

Section 12.02 Security Documents.

(a) In order to secure the due and punctual payment of the Note Obligations, when the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law) on the Notes and performance of all other Note Obligations, (i) the Issuer and the Guarantors, if any, have prior to the Issue Date, entered into Security Documents granting the Collateral Agent a Lien on (A) substantially all the existing and future tangible and intangible assets and rights of the Issuer and the Guarantors, if any (other than, in each case, Excluded Assets) and (B) Equity Interests in all direct Subsidiaries of the Issuer and each Guarantor, if any (other than, in each case, Excluded Capital Stock), and (ii) the Issuer agrees that it shall take all such action as shall be required to ensure that the Note Obligations will (other than, in each case, during any Suspension Period with respect to the Notes) be secured by a Lien, subject only to Permitted Liens, on the Collateral.

(b) To the extent, but only to the extent, permitted hereby, the Issuer and the Guarantors may incur Additional First Lien Obligations. Any additional class or series of Additional First Lien Obligations will be secured by Liens on the Collateral that rank pari passu with the Liens securing First Lien Obligations, in each case, under and pursuant to the Security Documents, once the Senior Class Debt Representative with respect to any such class or series of Additional First Lien Obligations, acting on behalf of the holders of such series of Additional First Lien Obligations, (1) becomes a party to the First Lien Intercreditor Agreement by satisfying the conditions set forth therein and (2) becomes a party to the Collateral Agency Agreement.

(c) If the Issuer or any of the Guarantors incurs Additional First Lien Obligations, the Collateral Agent, on behalf of itself, the other Senior Class Debt Representatives, acting on behalf of the holders of the applicable series of Additional First Lien Obligations, and the other agents (if any) will, as applicable, enter into a joinder to the First Lien Intercreditor Agreement substantially in the form of Exhibit A-1 thereto.

(d) If the Issuer or any of the Guarantors incurs Indebtedness secured by a Lien on the Collateral that is junior in priority relative to the Liens on the Collateral securing the First Lien Obligations, the Issuer, the Guarantors, the Collateral Agent, acting on behalf of itself, the Trustee, acting on behalf of the Holders of the Notes, the other collateral agents (if any) and the applicable Junior Lien Representative, on behalf of itself and the applicable Junior Lien Secured Parties, will

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enter into a junior lien intercreditor agreement, substantially in the form attached hereto as Exhibit F or which otherwise constitutes a junior lien intercreditor agreement that is an Applicable Intercreditor Agreement (any such junior lien intercreditor agreement, the “Junior Lien Intercreditor Agreement”).

(e) The Note Documents (other than any Applicable Intercreditor Agreement) will be subject to the terms, limitations and conditions set forth in each Applicable Intercreditor Agreement. Each Holder of Notes, by its acceptance of a Note, is deemed to (i) have consented and agreed to the terms of each Security Document (including the First Lien Intercreditor Agreement and each other Applicable Intercreditor Agreement, if any, entered into after the Issue Date in accordance with clause (d) of this Section 12.02), as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, the First Lien Intercreditor Agreement or, if applicable, each Applicable Intercreditor Agreement, (ii) have authorized and directed the Trustee to enter into or execute a joinder with respect to (A) the Collateral Agency Agreement on the Issue Date, (B) the First Lien Intercreditor Agreement on the Issue Date and (C) each other Applicable Intercreditor Agreement at any time after the Issue Date in accordance with clause (d) of this Section 12.02, (iii) have consented to the appointment of the Collateral Agent pursuant to the Collateral Agency Agreement, (iv) have authorized and directed the Collateral Agent to enter into the Security Documents to which it is, or is intended to be, a party, and (v) have authorized and empowered the Collateral Agent (through the Collateral Agency Agreement, the First Lien Intercreditor Agreement and each other Applicable Intercreditor Agreement, if any) to bind the Holders of Notes as set forth in the Security Documents to which they are a party and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of the Note Documents. To the extent that any provision of the Note Documents is not consistent with or contradicts the Collateral Agency Agreement (or the First Lien Intercreditor Agreement or Applicable Intercreditor Agreements (if any)), the Collateral Agency Agreement, the First Lien Intercreditor Agreement and/or the other Applicable Intercreditor Agreements (if any) shall govern.

(f) Each Holder of Notes, by its acceptance of a Note, is deemed to have:

(1) authorized, consented to and directed the Trustee to enter into and join the Collateral Agency Agreement, including by its execution of applicable joinder documentation in its capacity as “New Senior Class Debt Representative” (as defined in the Collateral Agency Agreement) in respect of the Note Obligations;

(2) other than during any Suspension Period, agreed (in its capacity as a Holder of Notes) that it is subject to and bound by the provisions of the Collateral Agency Agreement, each Security Document, the First Lien Intercreditor Agreement and each other Applicable Intercreditor Agreement in effect at any time;

(3) ratified the Collateral Agent’s execution and delivery of the Security Documents prior to the date hereof (in accordance with the Collateral Agency Agreement);

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(4) consented and agreed that the Collateral Agent may execute and deliver any additional Security Documents (including any Applicable Intercreditor Agreement) not in effect as of the date hereof and act in accordance with the terms thereof;

(5) subject to the terms of any Applicable Intercreditor Agreement, consented and agreed that the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to:

(A) enforce any of the terms of the Security Documents; and

(B) collect and receive any and all amounts payable in respect of the Note Obligations of the Issuer and the Guarantors to the Holders, the Collateral Agent or the Trustee under the Note Documents.

Section 12.03 Recording, Registration and Opinions; Trustee’s Disclaimer Regarding Collateral.

(a) Unless the Collateral has been released (including during a Suspension Period), the Issuer and, if applicable, any Guarantors, shall take or cause to be taken all actions required pursuant to the terms of the Security Documents to perfect, maintain, preserve and protect the Lien on the Collateral granted by the Collateral Documents (subject only to Permitted Liens and to the terms of the Security Documents), including without limitation arranging for the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders, the Trustee and the Collateral Agent under the Note Documents to all property now or hereafter at any time comprising the Collateral. The Issuer shall from time to time promptly pay all financing, continuation statements, registration and/or filing fees, charges and taxes relating to the Note Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Collateral Documents. Neither the Trustee nor the Collateral Agent shall have any obligation to, and neither of them shall be responsible for any failure to, so register, file or record.

(b) [Reserved.]

(c) Notwithstanding anything to the contrary set forth in the Note Documents, neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral, or for the creation, validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(d) The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Security Document by the Issuer, any Guarantor or any other Person that is a party thereto or bound thereby. The Trustee shall not be responsible or liable for seeing to or monitoring the attachment, perfection, or priority of any lien or security interest created or intended to be created in the Collateral hereby or by any of the

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Security Documents. The Trustee shall not be responsible for the preparation, correctness, filing, re-filing, recording or re-recording of any security documents or instruments, including UCC financing statements or continuation statements in any public office at any time or times or otherwise perfecting or maintaining the perfection of any lien or security interest in any of the Collateral.

Section 12.04 Possession, Use and Release of Collateral.

(a) Each Holder, by accepting a Note, consents and agrees to the provisions of the Note Documents governing the possession, use and release of Collateral. Each Holder, by accepting a Note, consents and agrees that Collateral may, and, as applicable, shall, be released or substituted in accordance with the terms of the Security Documents.

(b) The Liens on the Collateral in favor of the Collateral Agent with respect to all Note Obligations of the Issuer and the Guarantors secured by such Collateral will be released automatically and unconditionally:

(1) upon payment in full of all outstanding Notes and all other amounts due under this Indenture (including any Guarantee), the Collateral Agency Agreement and the Notes;

(2) upon legal defeasance or satisfaction and discharge of the Notes as set forth under Articles 8 and 11, respectively;

(3) as to any Collateral that constitutes all or substantially all of the Collateral, with the consent of the holders of at least two-thirds in principal amount of the Notes then outstanding;

(4) to enable the Issuer and/or any Guarantor to consummate the disposition of property or assets to a Person other than the Issuer or a Guarantor (unless such property or other assets transferred to a Person that is the Issuer or a Guarantor are automatically, substantially concurrently with or in advance of such release, the subject of Liens granted by such transferee securing the Notes) to the extent not prohibited under Section 4.10;

(5) in the case of a sale or other transfer as part of or in connection with an Asset Sale by the Issuer or any Guarantor to a Person other than the Issuer or a Guarantor (unless such property or other assets transferred to a Person that is the Issuer or a Guarantor are automatically, substantially concurrently with or in advance of such release, the subject of Liens granted by such transferee securing the Notes) in a transaction permitted hereunder;

(6) with respect to any Collateral owned by a Guarantor whose Capital Stock is sold or otherwise disposed of in accordance with the terms of this Indenture to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, upon such sale or other disposition;

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(7) upon the occurrence of a Covenant Suspension Event, provided that, if, after any Covenant Suspension Event, a Reversion Date shall occur, then the Suspension Period with respect to such Covenant Suspension Event shall terminate and the Issuer will take all actions reasonably necessary to provide that the Notes and any Guarantees shall be secured on a first-priority basis (subject to permitted encumbrances) by Liens on the Collateral within 120 days after such Reversion Date or as soon as reasonably practicable thereafter (but in each case, subject to all limitations and exclusions set forth herein and in the Security Documents);

(8) with respect to property or other assets owned by a Guarantor that is released from its Guarantee pursuant to the terms of this Indenture, concurrently upon the release from such Guarantee;

(9) with respect to property or other assets that does not constitute Collateral (or ceases to constitute Collateral) (including by being or becoming an Excluded Asset); and

(10) as required by the terms of any Applicable Intercreditor Agreement (including if consent to release all Liens on Collateral has been given by the Majority Agent, acting in accordance with the First Lien Financing Document(s) for the series of First Lien Obligations with respect to which it is acting in such capacity, pursuant to the First Lien Intercreditor Agreement).

(c) At the request of the Issuer, and upon delivery of an Officer’s Certificate and Opinion of Counsel delivered to the Trustee in accordance with in the requirements specified in this Indenture, the Trustee will execute and deliver any documents, instructions or instruments evidencing the consent of the Holders (and the Holders will be deemed to have consented to and authorized the Trustee to execute and deliver any such documentation, instructions or instruments) to any permitted release contemplated by Section 12.04(b). Each Holder of Notes, by its acceptance of a Note, is deemed to have irrevocably consented to and authorized the Trustee and the Collateral Agent to execute and deliver any such documentation, instructions or instruments relating to any such permitted release under this Indenture or the Security Documents.

(d) The Collateral Agent or the Trustee, as applicable, shall execute and deliver all such authorizations, instructions and other instruments and take such actions (and the Holders will be deemed to have consented to and authorized the Collateral Agent or the Trustee, as applicable, to execute and deliver any such authorization, instruction or instrument and take any such action) under the Security Documents or otherwise as may be reasonably requested in writing by the Issuer, at the cost of the Issuer, to evidence, confirm and effectuate any release of Collateral provided for in Section 12.04(b); provided that the Trustee and the Collateral Agent shall be entitled to receive an Opinion of Counsel and an Officer’s Certificate in connection with any such request of the Issuer related to the release of any Collateral.

Section 12.05 Suits to Protect the Collateral

Subject to the provisions of Article 7 and the Security Documents, the Trustee may or may direct the Collateral Agent to take all actions it determines in order to:

(a) enforce any of the terms of the Security Documents; and

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b) collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents, the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee or the Collateral Agent may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 12.05 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

Section 12.06 Authorization of Receipt of Funds by the Trustee Under the Security Documents.

Subject to the provisions of any Applicable Intercreditor Agreement, the Trustee is authorized to receive any funds for the Notes Parties distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 12.07 Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Issuer or any Guarantor be under any obligation to ascertain or inquire into the authority of the Issuer or such Guarantor to make such sale or other disposition.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), electronic mail or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

Venture Global LNG, Inc.

1001 19th Street North, Suite 1500

Arlington, VA 22209

E-mail: [***]

Attention: Chief Financial Officer and General Counsel

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

With a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

E-mail: [***]

Attention: [***]

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th floor

Houston, TX 77002

E-mail: [***]

Attention: Corporate Trust Administration

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by electronic mail; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that all notices and communications to the Trustee shall not be deemed received by the Trustee unless actually received by the Trustee at its address or electronic mail address set forth above.

Any notice or communication to a Holder will be mailed by first class mail, or by certified or registered mail, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will send a copy to the Trustee and each Agent at the same time by any of the means described above with respect to notice or communication by the Issuer.

Section 13.02 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under any Note Document, the Issuer shall furnish to the Trustee:

(1) an Officer’s Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the relevant Note Document(s) relating to the proposed action have been complied with; and

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(2) an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with, provided, that no such Opinion of Counsel shall be delivered on the date of this Indenture in connection with the original issuance of the initial Global Notes.

The Trustee shall, to the extent permitted by Sections 7.01 and 7.02, be entitled to rely upon, as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 13.03 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.04 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05 No Personal Liability of Directors, Managers, Officers, Members, Partners, Employees and Equityholders.

No past, present or future director, officer, manager, employee, incorporator, member, partner or direct or indirect stockholder, member or unitholder of the Issuer or any Restricted Subsidiaries or of any of their direct or indirect parent companies, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Guarantees or any Security Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.06 Governing Law; Waiver of Trial by Jury; Jurisdiction.

(a) THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5- 1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) Each of the Issuer, any Guarantors and the Trustee, and each Holder of a Note, by its acceptance thereof, hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right it may have to trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Indenture, the securities or the transactions contemplated hereby or thereby.

(c) Each of the Issuer and each Guarantor, if any, irrevocably consents and submits, for itself and in respect of any of its assets or property, to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting, in each case, in the Borough of Manhattan, the City of New York, New York, United States of America, and any appellate court from any thereof in any suit, action or proceeding that may be brought in connection with this Indenture or the securities, and waives any immunity from the jurisdiction of such courts. Each of the Issuer and each Guarantor, if any, irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the Issuer and each Guarantor, if any, agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuer and any Guarantor, if any, as applicable, and each of the Issuer and any Guarantor, if any, waives, to the fullest extent permitted by law, any objection to the enforcement by any competent court in the Issuer’s and the applicable Guarantor’s, as applicable, jurisdiction of organization of judgments validly obtained in any such court in New York on the basis of such suit, action or proceeding; provided, however, that neither the Issuer nor any Guarantor waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment or (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment.

Section 13.07 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.08 Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Article 10 hereof.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Section 13.09 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.10 Execution; Counterpart Originals.

The parties may manually or electronically sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes. Delivery of an executed Indenture by one party to any other party may be made by electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law), including DocuSign, or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 13.11 Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.12 Tax Matters. Each of the parties hereto agree to cooperate and to provide the other with such information as each may have in its possession to enable the determination of whether any payments pursuant to this Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Tax Law”). The Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Tax Law.

[Signatures on following page]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SIGNATURES

Dated as of July 24, 2024

VENTURE GLOBAL LNG, INC.

By:	/s/ Jonathan W. Thayer
Name: Jonathan W. Thayer
Title: Chief Financial Officer

[Signature page to Indenture]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Collateral Agent

By:	/s/ Ann M. Dolezal
Name: Ann M. Dolezal
Title: Vice President

[Signature page to Indenture]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Note Legend, if applicable pursuant to the provisions of the indenture]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

CUSIP [2]

ISIN [3]

7.00% Senior Secured Notes due 2030

No.	[Initially][4] $

VENTURE GLOBAL LNG, INC.

promises to pay to [Cede & Co.]5 [       ] or registered assigns, the principal sum [of              UNITED STATES DOLLARS] or [as set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]6 on January 15, 2030.

Interest Payment Dates:	January 15 and July 15
Record Dates:	January 1 and July 1

Additional provisions of this Note are set forth on the other side of this Note.

[2]	92332Y AE1 (Rule 144A); U9220N AG6 (Reg S).
[3]	US92332YAE14 (Rule 144A); USU9220NAG61 (Reg S).
[4]	Include only if the Note is issued in global form.
[5]	Include only if the Note is issued in global form.
[6]	Include only if the Note is issued in global form.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

VENTURE GLOBAL LNG, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

[Back of Note]

7.00% Senior Secured Notes due 2030

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Venture Global LNG, Inc., a Delaware corporation (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at 7.00% per annum from [July 24, 2024]7 until maturity. The Issuer will pay interest, if any, semi-annually in arrears on January 15 and July 15 of each year, beginning on [January 15, 2025]8, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuer will make each interest payment to the Holder of record of this Note on the immediately preceding January 1 and July 1 (whether or not a Business Day) (each, a “Record Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [July 24, 2024].9

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that (a) all cash payments of principal, premium, if any, and interest with respect to Notes represented by Global Notes registered in the name of or held by DTC or its nominee will be made through the Paying Agent by wire transfer of immediately available funds to the accounts specified by the registered Holder or Holders thereof and (b) all cash payments of principal, premium, if any, and interest with respect to certificated Notes may, at the option of the Issuer, be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

[7]	In the case of Notes issued on the Issue Date.
[8]	In the case of Notes issued on the Issue Date.
[9]	In the case of Notes issued on the Issue Date.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE. The Issuer issued the Notes under an Indenture, dated as of July 24, 2024 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to January 15, 2027, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 107.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption with an amount not to exceed the amount of net cash proceeds from one or more Equity Offerings consummated after the Issue Date; provided that:

(i) at least 50% of the aggregate principal amount of Notes issued under the Indenture on the Issue Date (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption (unless all such Notes are otherwise repurchased or redeemed pursuant to another provision described under Article 3 of the Indenture); and

(ii) the redemption occurs within 180 days of the date of the closing of such Equity Offerings.

(b) At any time prior to January 15, 2027, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Redemption Premium as of, and accrued and unpaid interest, if any, to the date of redemption.

(c) On or after January 15, 2027, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2027	103.500%
2028	101.750%
2029 and thereafter	100.000%

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control Triggering Event, the Issuer will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date. Within thirty days following any Change of Control Triggering Event, the Issuer will mail, or deliver electronically if the Notes are held at DTC, a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) The Issuer will be required to make a Collateral Asset Sale Offer or an Asset Sale Offer to the extent provided in Section 4.10 of the Indenture.

(8) NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail (or, in the case of Global Notes, transmit with the procedures of the Depositary), a notice of redemption to each Holder (with a copy to the Trustee) whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or transmitted more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

Any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of any related Equity Offerings, Change of Control or other transaction. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person (it being understood that any such provision for payment by another Person will not relieve the Issuer and the Guarantors, if any, from their obligations with respect to such redemption).

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented as provided in the Indenture.

(12) DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default (other than an Event of Default of the type specified in clause (h) or (i) of Section 6.01 of the Indenture with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee or the Holders of not less than 30% in aggregate principal amount of all of the then outstanding Notes may, by written notice to the Issuer and the Trustee, may declare all of the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (h) or (i) of Section 6.01 of the Indenture with respect to the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes, the Security Documents or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of all the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

(13) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(14) GUARANTEES. The Issuer’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors, if any, to the extent set forth in Article 10 of the Indenture.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(15) SECURITY. The Notes and the related Guarantees, if any, will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Collateral Agent holds the Collateral in trust for the benefit of the Holders of the Notes, in each case pursuant to the Security Documents, the Collateral Agency Agreement and any Acceptable Intercreditor Agreement. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral), the Collateral Agency Agreement and any Acceptable Intercreditor Agreement, each as may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and authorizes and directs the Trustee, the Collateral Agent and any common collateral agent (if any) to enter into the Security Documents, the Collateral Agency Agreement and any Acceptable Intercreditor Agreement at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

(16) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(17) AUTHENTICATION. This Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes until authenticated by the manual signature of the Trustee or an authenticating agent.

(18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(19) CUSIP NUMBERS AND ISINS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers and ISINs to be printed on the Notes, and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(20) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Venture Global LNG, Inc.

1001 19th Street North, Suite 1500

Arlington, VA 22209

Attention: Chief Financial Officer and General Counsel

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                           to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The initial outstanding principal amount of this Global Note is $     . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Venture Global LNG, Inc.

1001 19th Street North, Suite 1500

Arlington, VA 22209

Attention: Chief Financial Officer and General Counsel

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th floor

Houston, TX 77002

Attention: Corporate Trust Administration

Re: 7.00% Senior Secured Notes due 2030

Reference is hereby made to the Indenture, dated as of July 24, 2024 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Venture Global LNG, Inc., as issuer (the “Issuer”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

           , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $        in such Note[s] or interests (the “Transfer”), to           (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note, and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof; or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(iv)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Venture Global LNG, Inc.

1001 19th Street North, Suite 1500

Arlington, VA 22209

Attention: Chief Financial Officer and General Counsel

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th floor

Houston, TX 77002

Attention: Corporate Trust Administration

Re: 7.00% Senior Secured Notes due 2030

(CUSIP [  ]10)

Reference is hereby made to the Indenture, dated as of July 24, 2024 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Venture Global LNG, Inc., as issuer (the “Issuer”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

[10]	92332Y AE1 (Rule 144A); U9220N AG6 (Reg S).

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

1. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation

S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Venture Global LNG, Inc.

1001 19th Street North, Suite 1500

Arlington, VA 22209

Attention: Chief Financial Officer and General Counsel

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th floor

Houston, TX 77002

Attention: Corporate Trust Administration

Re: 7.00% Senior Secured Notes due 2030

Reference is hereby made to the Indenture, dated as of July 24, 2024 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Venture Global LNG, Inc., as issuer (the “Issuer”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $      aggregate principal amount of:

(a)	☐ a beneficial interest in a Global Note, or

(b)	☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the

D-1

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

[Omitted]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

EXHIBIT F to the Indenture

[FORM OF] JUNIOR LIEN INTERCREDITOR AGREEMENT

[Omitted]